UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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L.B. Foster Company
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L.B. FOSTER COMPANY 415 Holiday Drive, Suite 100 Pittsburgh, Pennsylvania 15220
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2021
To Our Shareholders:
L.B. Foster Company (the “Company”) will hold its Annual Meeting of Shareholders in a virtual-only format on Thursday, May 27, 2021, at 8:30 AM, Eastern Daylight Time (the “Annual Meeting” or the “Meeting”). You will not be able to attend the Meeting in person. We are utilizing the virtual format due to the continuing COVID-19 coronavirus pandemic and are sensitive to health and travel concerns, as well as any restrictions governmental authorities have imposed or may impose. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FSTR2021 you must enter the control number found on your proxy card, voter instruction form, or Notice of Internet Availability you previously received. Once admitted to the Meeting, you may vote during the Annual Meeting, submit questions, and view the list of stockholders entitled to vote by following the instructions available on the Meeting website. The Meeting will be held for the purposes of:
1.	Electing a board of nine directors for the ensuing year;
2.	Ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
3.	Advisory approval of the compensation paid to the Company’s named executive officers for 2020.
Shareholders will also be asked to consider and act upon such other business that properly comes before the Annual Meeting.
Shareholders are cordially invited to attend the Annual Meeting. Only holders of record of Company common stock at the close of business on March 26, 2021 will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.
U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. This process expedites shareholder receipt of proxy materials and lowers the cost of our Annual Meeting. On or about April 15, 2021, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2021 Proxy Statement and 2020 Annual Report and how to cast your vote. The Notice also includes instructions on how to receive a paper copy of the Annual Meeting materials.
Your vote is important. Whether you plan to attend the Annual Meeting or not, we hope you will vote your shares as soon as possible. Please sign, date, and return your proxy card or voting instruction form or vote by telephone or via the Internet; instructions are included on the Notice, proxy card, and voter instruction form.
Patrick J. Guinee
Senior Vice President, General Counsel and
Corporate Secretary
Pittsburgh, Pennsylvania
April 15, 2021

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.
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L.B. FOSTER COMPANY
PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of L.B. Foster Company (the “Company”) to be voted at the May 27, 2021 Annual Meeting of Shareholders and at any adjournment or postponement thereof (the “Annual Meeting” or the “Meeting”). This Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card, and our 2020 Annual Report to Shareholders were each made available to shareholders on the Internet, free of charge, at www.proxyvote.com or mailed on or about April 15, 2021.
At the close of business on March 26, 2021, the record date for entitlement to vote at the Meeting (the “Record Date”), there were 10,805,003 shares of common stock outstanding. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof. Such shareholders will have one vote for each share held on that date.
The presence, in person or by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a matter to be acted on at the Annual Meeting will constitute a quorum. Where a shareholder’s proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such shareholder will nevertheless be counted as being present at the Meeting for the purpose of determining a quorum. Abstentions and “broker non-votes” (as described below) will be counted for purposes of determining a quorum.
If your shares are held in “street name” (i.e. held for your account by a broker or other nominee), you should receive instructions from the holder of record on voting your shares. If a shareholder holds shares beneficially in street name and does not provide the shareholder’s broker with voting instructions, such shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directors and executive compensation matters (for purposes of this Proxy Statement, Proposals 1 and 3), although they may vote their clients’ shares on “routine” proposals, such as the ratification of the independent registered public accounting firm (for purposes of this Proxy Statement, Proposal 2). In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
Directors will be elected by a plurality of the votes cast by the holders of the shares voting in person or represented by proxy at the Meeting. Only votes FOR or AGAINST the election of each director nominee under Proposal 1 count as votes cast. Abstentions and broker non-votes are not considered to be votes cast for each director nominee under Proposal 1. Our common stock does not have cumulative voting rights in the election of directors.
The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for 2021. The affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote shall ratify this appointment. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.
The advisory vote to approve the compensation paid to the Company’s named executive officers in 2020 as reported in this Proxy Statement will be determined by the affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.
If you are a shareholder of record and your form of proxy is properly executed and returned, it will be voted as directed. If no directions are given, the proxy will be voted FOR the election of the nine nominees named herein as directors; FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2021; and FOR the approval of the compensation paid to the Company’s named executive officers in 2020 as reported in this Proxy Statement. The proxy grants discretionary authority to vote on other matters that properly come before the Annual Meeting (including to adjourn the Meeting) to Lee B. Foster II, Chairman of the Board, and Robert P. Bauer, President and Chief Executive Officer.
The voting instruction form also serves as the voting instructions for the trustees who hold shares of record for participants in the Company’s 401(k) plans. If voting instructions representing shares in the Company’s 401(k) plans are received, but no indication is provided as to how those shares are to be voted, the shares will be counted as being present at the Meeting and will count toward achievement of a quorum. If voting instructions as to the shares in the Company’s 401(k) plans are not received, those shares will be voted in the same proportion as shares in the 401(k) plans for which voting instructions were received.
The cost of soliciting proxies will be borne by the Company. Officers or employees of the Company may solicit proxies by mail, telephone, email, or facsimile. The Company has retained Laurel Hill Advisory Group, LLC for the solicitation of proxies and will pay its fee of $6,500.00 plus reasonable out-of-pocket expenses.
If you are a shareholder of record, you may vote your shares of Company common stock by telephone or through the Internet. You may also vote your shares by mail or electronically at the Meeting. Please see the Notice of Internet Availability of Proxy Materials for instructions on how to access the proxy materials and how to cast your vote.
The Annual Meeting will be held in a virtual-only format. You will not be able to attend the Meeting in person. To be admitted to the Annual Meeting, please log in to www.virtualshareholdermeeting.com/FSTR2021 where you must enter the control number found on your proxy card, voter instruction form, or Notice of Internet Availability you previously received. Once admitted to the Meeting, you may vote during the Annual Meeting, submit questions, and view the list of stockholders entitled to vote by following the instructions available on the Meeting website. If you have already voted by Internet, phone, or mail prior to accessing the Meeting, you do not need to vote again.
Votes submitted via the Internet or by telephone must be received by 11:59 PM EDT, on May 26, 2021. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. You may change your vote or revoke your proxy at any time by submitting a valid, subsequent vote by telephone or through the Internet, by submitting another properly signed proxy which bears a later date, or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy; you must also vote your shares.
If you plan on attending the Annual Meeting in virtual format, you must access www.virtualshareholdermeeting.com/FSTR2021 and must enter the control number found on your proxy card, voter instruction form, or Notice of Internet Availability you previously received. If you are a beneficial owner of shares held in “street name” through a broker, bank, or other intermediary, please contact your broker, bank, or other intermediary to obtain evidence of ownership and a legal proxy, and follow the instructions available on the Meeting website.
If you encounter any difficulties in accessing the virtual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/FSTR2021.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The first proposal item to be voted on is the election of nine directors. The Board of Directors has nominated the following nine people to serve as directors, all of whom are currently serving as directors of the Company. Each director who is elected will hold office until the next annual meeting and generally until the director’s successor is elected and qualified. Information concerning the nominees is set forth below with brief descriptions of each nominee’s qualifications to serve on the Company’s Board of Directors:
Nominee
Robert P. Bauer
Mr. Bauer, age 62, has been a director of the Company since 2012, when he was appointed President and Chief Executive Officer. Since 2015, Mr. Bauer has served as a director of Alamo Group, Inc., which designs, manufactures, distributes, and services equipment for infrastructure maintenance, agriculture, and other applications, including truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, and other industrial equipment. At Alamo Group, Mr. Bauer serves on the nomination and governance, compensation, and audit committees. Mr. Bauer served as President of Emerson Climate Technologies, Refrigeration Division, a business segment of Emerson Electric Co., a diversified global manufacturing and technology company, (“Emerson”) from 2011 to 2012. He also served as President of Emerson Network Power, Liebert Division, from 2002 through 2011. Mr. Bauer spent a total of 17 years with Emerson in various senior management positions and became a Group Vice President, Emerson in 2004. Prior to Emerson, he held management positions with Rockwell Automation and Westinghouse Electric.

Qualifications. We believe that Mr. Bauer is qualified to serve as a director because of his vast experience in global manufacturing, worldwide marketing, and new product development. He also has extensive experience with mergers and acquisitions and strategic planning including investments in new technologies. He also brings other public company board experience particularly in regard to governance, audit, and compensation matters.

Lee B. Foster II
Mr. Foster, age 74, has been a director of the Company since 1990 and Chairman since 1998. He was the Chief Executive Officer of the Company from 1990 until he resigned from such office in 2002 and remained a Company employee until 2008. Since 1999, Mr. Foster has been a director of Wabtec Corporation, which manufactures components for locomotives, freight cars, and passenger transit vehicles and provides aftermarket services, and he serves on the compensation and audit committees of that company. He is also a director of the private company Capital Guidance, Ltd.

Qualifications. We believe that Mr. Foster is qualified to serve as a director because of his history with the Company and his knowledge of the Company’s current businesses, as well as his corporate governance, audit, and compensation experience as a member of another public company’s board of directors and as a director of a private company. In addition, Mr. Foster’s experience brings additional insight to a variety of our business issues.

Raymond T. Betler
Mr. Betler, age 65, has been a director of the Company since August 2020. From May 2014 to July 2019, he was President and Chief Executive Officer of Wabtec Corporation, which manufactures components for locomotives, freight cars, and passenger transit vehicles and provides aftermarket services. At Wabtec, he previously served as President and Chief Operating Officer from May 2013 to May 2014, as Chief Operating Officer from December 2010 to May 2013, and as Vice President and Group Executive of the Transit Group from August 2008 to December 2010. Prior to Wabtec, he worked at Westinghouse Transportation and its predecessors AEG Westinghouse Transportation, ABB Daimler Benz Transportation – Adtranz, Daimler Benz Rail Systems, and Bombardier Transportation, since 1979. Mr .Betler has been a Director of CNX Midstream Partners since 2017, where he serves on the audit committee, and he has been a Director of Dollar Bank where he serves on the executive and compensation Committees.

Qualifications. We believe that Mr. Betler is qualified to serve as a director of the Company because of his public company CEO experience, valuable understanding of the rail, transportation, and energy industries, and experience in compensation and corporate governance matters.

Dirk Jungé
Mr. Jungé, age 72, has been a director of the Company since 2015. He was the Chairman of Pitcairn Company, a private Pitcairn family holding company, and Pitcairn Trust Company, a Pennsylvania state-chartered trust company, from 1991 to 2019. Until 2012, he served as Chief Executive Officer of Pitcairn, a recognized global leader in the specialized family office marketplace and has overseen investments in oil and gas and drilling partnerships. Since 2000, he has served as a director of Paramount Resources, Ltd., a public Canadian energy company, with assignments on the corporate governance committee since 2003 and the environmental, health & safety committee since 2011, which he currently chairs. From 2013 to 2019, he served the Board of Directors of Freeman Company, a privately-held company and a leader in face-to-face marketing, where he previously had chaired its compensation committee. Mr. Jungé is also a credentialed Chartered Financial Analyst. Since 2012, he has served as a member of the Aviation Council of Pennsylvania.

Qualifications. We believe that Mr. Jungé is qualified to serve as a director because of his years of business experience, including in public and private enterprises and in the energy sector, as well as his familiarity with strategic planning, risk management, compensation, finance, and governance matters, which enable him to make a valuable contribution to the Board’s business and compliance oversight functions.

Diane B. Owen
Ms. Owen, age 65, was elected as a director of the Company in 2002. From 2014 to 2019, she served as an independent Board member and internal control committee chair of Elliott Group Holdings, a subsidiary of Ebara Corporation, an international company that manufactures and services industrial equipment. She was Senior Vice President – Corporate Audit of H.J. Heinz Company, an international food company, from 2010 to 2013 and was Vice President - Corporate Audit of H.J. Heinz Company from 2000 to 2010.

Qualifications. We believe that Ms. Owen is qualified to serve as a director of the Company due to her over 30 years of business experience, particularly in accounting and finance. Ms. Owen plays a critical role as Chairman of the Audit Committee and as the Board’s audit committee financial expert. In addition, Ms. Owen’s extensive global business experience enables her to provide valuable insights to the Company in its international business interests and issues.

Robert S. Purgason
Mr. Purgason, age 65, has been a director of the Company since 2014. Since 2018, he has served as a director of Altus Midstream Company, a natural gas gathering, processing, and transmission company, where he sits on the compensation committee, and has also been a principal of Wildfork Midstream, LLC, which acquires and operates midstream oil and gas assets. He served as Senior Managing Director of Kayne Anderson Capital Advisors, LLC, a registered investment advisory company, from 2017 to 2018. He was Senior Vice President of The Williams Companies (“Williams”) from 2015 to 2017, leading the Williams operating area that encompasses the assets and operations of Access Midstream, including natural gas gathering and processing. During that period, Mr. Purgason was a director of Williams Partners, and also served as Chief Operating Officer of the general partner of Access Midstream from 2012 to 2015. Prior to joining Access Midstream, Mr. Purgason spent five years at Crosstex Energy Services, L.P. and was promoted to Senior Vice President-Chief Operating Officer in 2006. Prior to Crosstex, Mr. Purgason spent 19 years with The Williams Companies in various senior business development and operational roles of increasing responsibility. Mr. Purgason began his career at Perry Gas Companies in Odessa, Texas working in all facets of the natural gas treating business.

Qualifications. We believe that Mr. Purgason is qualified to serve as a director of the Company because of his extensive experience in, and keen understanding of, the energy industry bringing valuable insight to the Board, particularly with regard to the Company’s operations which include pipe threading and coating as well as blending, injection, and custody transfer metering skids for the oil and gas industry. He also brings board experience which contributes to the corporate governance experience of the Board.

William H. Rackoff
Mr. Rackoff, age 72, has been a director of the Company since 1996. He served as President of Andritz Asko, Inc., an international company which manufactures custom engineered tooling for the metalworking industry, from September 2018, when ASKO, Inc. was acquired by the Andritz AG, an international technology company and supplier of plants, equipment, and services to hydropower stations, the pulp and paper industry, the metalworking and steel industries, and for solid/liquid separation in the municipal and industrial segments, through March 2020. Prior to its acquisition by Andritz, Mr. Rackoff was President and Chief Executive Officer of ASKO, Inc. since 1994.

Qualifications. We believe that Mr. Rackoff is qualified to serve as a director of the Company because of his years of experience in the steel industry and his engineering background which enable him to understand and develop the factors that drive the Company’s performance, including strategy, operations, and finance. Mr. Rackoff, as former Chairman of the Compensation Committee, has led the design and development of the Company’s executive incentive programs.

Suzanne B. Rowland
Ms. Rowland, age 59, has been a director of the Company since 2008. She is the former Group Vice President, Industrial Specialties at Ashland Global Holdings, Inc., a position she held from 2016 to 2019 during the final phase of transformation from a holding company to a specialty chemicals company. Previously, she held senior executive positions at Tyco International from 2009 to 2015 and with Rohm and Haas Company for over 20 years. She is a member of the following Boards of Directors: SPXFLOW, Inc., a global supplier of advanced process equipment into food, beverage, and industrial markets since 2018, serving on its audit, compensation, and nomination and governance committees; Sealed Air Corporation, a packaging company, since 2020 serving on its audit and nomination and governance committees; and James Hardie Industries, plc, a global building materials company, since 2021, serving on its audit committee.

Qualifications. We believe that Ms. Rowland is qualified to serve as a director of the Company because of her broad leadership experience in Fortune 500 global companies. Having served as an operating executive for over 20 years in chemical, materials, and mechanical and electrical products, Ms. Rowland brings valuable insight into strategic and operational issues important to the Company’s success.

Bradley S. Vizi
Mr. Vizi, age 37, has been a director of the Company since February 2016. He has been a director of RCM Technologies, Inc., a publicly traded advanced engineering, specialty healthcare information technology services company, since December 2013. In June 2018, he became Executive Chairman and President of RCM, and was previously Chairman of the Board of RCM since December 2015 and has been a member and on the compensation and governance committees of that company. Prior to 2018, Mr. Vizi was Managing Director of Legion Partners Asset Management, a registered investment advisor, where he served in that capacity since 2012. Prior to founding Legion Partners, Mr. Vizi was an investment professional for Shamrock Capital Advisors, the alternative investment vehicle of the Disney Family from 2007 to 2010. Prior to Shamrock, Mr. Vizi was a member of the private equity group at Kayne Anderson Capital Advisors.

Qualifications. We believe that Mr. Vizi is qualified to serve as a director of the Company because of his public company CEO experience, valuable understanding of capital allocation and public markets, experience in compensation and corporate governance matters, and shareholder perspective regarding enhancing stakeholder value.

The Board nominated the foregoing nominees based upon the recommendation of the Nomination and Governance Committee. The nominees have expressed their willingness to serve as directors, if elected. However, should any of the nominees be unavailable for election, the proxies (except for proxies that withhold authority to vote for directors) will be voted for such substitute nominee or nominees as may be chosen by the Board, or the number of directors may be reduced by appropriate action of the Board.
The Board of Directors recommends that you vote “FOR” each of the foregoing nominees.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP has been appointed by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board is seeking shareholder ratification of this appointment. If the shareholders fail to ratify the selection, the Audit Committee will take this into consideration. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Ernst & Young are expected to be in attendance at the meeting to respond to appropriate questions from shareholders and will have an opportunity to make a statement if they so desire.
The Board of Directors recommends that you vote “FOR” ratification of Ernst & Young LLP’s appointment as the Company’s independent registered public accounting firm for fiscal year 2021.
PROPOSAL NO. 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ 2020 COMPENSATION
At the 2011 and 2017 Annual Meetings, upon recommendation by the Board of Directors, shareholders voted to hold an advisory vote on executive compensation every year. Accordingly, the Company has determined to submit an advisory vote on our executive compensation program to shareholders at each annual meeting, with the next one occurring in 2022, until the Company seeks another advisory vote on the frequency of the executive compensation advisory vote, which is expected to occur in 2023.
The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation paid to our named executive officers for 2020, as described in this Proxy Statement, and is non-binding upon the Company, our Board, or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our compensation philosophy, policies, and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are asking our shareholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the compensation paid to the named executive officers of L.B. Foster Company (the “Company”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders under the heading entitled ‘Executive Compensation,’ is hereby approved.”
The Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders. The Company’s goal for its executive compensation program is to reward executives who provide leadership for, and contribute to, the Company’s financial success.
While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, our Board, or the Compensation Committee of the Board.
The Board of Directors recommends that you vote “FOR” approval of the named executive officers’
compensation for 2020, as reported in this Proxy Statement.

STOCK OWNERSHIP
The following table shows the number of shares of common stock beneficially owned on the Record Date by:
•	each person who has reported beneficial ownership of more than 5% of the Company’s common stock;
•	each current director and nominee for director;
•	each Named Executive Officer (“NEO”) included in the Summary Compensation Table on page 35; and
•	all directors and executive officers as a group.
Information concerning persons we know to be the beneficial owners of more than 5% of the Company’s outstanding common stock is based upon reports filed with the Securities and Exchange Commission (“SEC”).
Stock Ownership	Number of Shares Owned(a)	Percent of Shares(b)(c)
More Than 5% Shareholders:
BlackRock, Inc.(d)	695,179	6.4%
Dimensional Fund Advisors LP(e)	662,269	6.1%
Renaissance Technologies(f)	614,992	5.7%
GAMCO Investors, Inc.(g)	547,522	5.1%
The Vanguard Group(h)	542,002	5.0%
Legion Group(i)	499,661	4.6%

Nominees for Director:
Robert P. Bauer (CEO)	167,444	1.5%
Lee B. Foster II	202,614	1.9%
Raymond T. Betler	6,550	*
Dirk Jungé	10,516	*
Diane B. Owen	52,729	*
Robert S. Purgason	47,387	*
William H. Rackoff	73,368	*
Suzanne B. Rowland	29,067	*
Bradley S. Vizi	10,242	*

Named Executive Officers (other than CEO):
James P. Maloney	21,964	*
James M. Kempton	1,601	*
John F. Kasel	67,552	*
Patrick J. Guinee	37,237	*
Brian H. Kelly	44,428	*

All Directors and Executive Officers as a Group (16 persons)	838,804	7.8%
*	Less than 1% of the Company’s outstanding common stock based on 10,805,003 shares of Company Common Stock outstanding on March 26, 2021.
(a)
This column shows the number of shares with respect to which the named person or group had direct or indirect sole or shared voting or investment power. Unless otherwise noted in the footnotes, each director and NEO has sole voting and investment power with respect to their shares. The column also includes the shares allocated to accounts in the 401(k) plan maintained by the Company (6,640 for Mr. Bauer, 0 for Mr. Maloney, 0 for Mr. Kempton, 5,908 for Mr. Kasel, 0 for Mr. Guinee, and 531 Mr. Kelly and 1,531 for the other executive officers as a group). Mr. Bauer’s holdings include 9,000 shares which are held in trust; Mr. Foster’s holdings include, 17,000 shares which are held in an individual retirement account, and 165,726 shares which are held in trust; Ms. Rowland’s holdings include 1,000 shares held in an IRA; and Mr. Jungé’s holdings include 10,516 shares held in trust. As of May 2017, all Directors were permitted to elect to receive their quarterly cash fees and annual stock award in deferred stock units that would vest six months after their date of separation from the Board. The shareholdings reflected in this column do not include any deferred stock units, which may not be settled for shares of common stock until six months after termination of service from the Board and confer no voting or other shareholder rights upon the director. The deferred stock unit holdings are as follows: Mr. Foster 20,982 deferred units; Mr. Jungé 18,433 deferred units; Mr. Rackoff 7,206 deferred units; Ms. Rowland 10,282 deferred units; and Mr. Vizi 9,202 deferred units.

(b)
For Directors and Executive Officers, the percentages in this column are based on the assumption that any shares which the named person has the right to acquire within 60 days after the Record Date have been acquired and are outstanding.

(c)	Based on 10,706,507 shares of the Company’s common stock outstanding on March 26, 2021.
(d)
The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021reporting beneficial ownership as of December 31, 2020. BlackRock, Inc. reported that it has sole voting power with respect to 683,232 shares, sole dispositive power with respect to 695,179 shares and shared voting and dispositive power with respect to 0 shares. The address for the reporting person is 55 East 52nd Street, New York, NY 10055.

(e)
The information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 12, 2021, reporting beneficial ownership as of December 31, 2020. Dimensional Fund Advisors LP reported that it has sole voting power with respect to 623,483 shares, sole dispositive power with respect to 662,269 shares, and shared voting or dispositive power with respect to 0 shares. The address for the reporting person is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(f)
The information is based on a Schedule 13G/A filed jointly by Renaissance Technologies LLC and Renaissance Technology Holdings Corporation (collectively, “Renaissance Technologies”) with the SEC on February 11, 2021, reporting beneficial ownership as of December 31, 2020. Renaissance Technologies Holdings Corporation is the majority owner of Renaissance Technologies, LLC. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation each reported sole voting power with respect to 614,992 shares, sole dispositive power with respect to 614,992 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares, resulting in total beneficial ownership of 614,992 shares. The address for the reporting person is 800 Third Avenue, New York, New York 10022.

(g)
The information is based on a Schedule 13G filed jointly by GGCP Inc, Teton Advisors, Inc. Gabelli Funds, LLC, GAMCO Investors, Inc., Associated Capital Group, Inc., GAMCO Asset Management Inc., and Mario J. Gabelli (collectively, “GAMCO Investors, Inc.”) with the SEC on January 8, 2021, reporting beneficial ownership as of December 31, 2020. Gabelli Funds, LLC reported sole voting power with respect to 95,286, sole dispositive power with respect to 95,286 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. GAMCO Asset Management Inc., reported sole voting power with respect to 294,527 shares, sole dispositive power with respect to 334,527 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. Teton Advisors, Inc, reported sole voting power with respect to 117,000 shares, sole dispositive power with respect to 117,000 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. Associated Capital Group, Inc., reported sole voting power with respect to 709 shares, sole dispositive power with respect to 709 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli reported sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. The address for the reporting person is One Corporate Center, Rye, New York 10580-1435.

(h)
The information is based on a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021 reporting beneficial ownership as of December 31, 2020. The Vanguard Group reported that it has sole voting power with respect to 0 shares, sole dispositive power with respect to 532,943 shares, shared voting power with respect to 6,162 shares and shared dispositive power with respect to 9,059 shares. The address for the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

(i)
The information is based on a Schedule 13D/A filed jointly by Legion Partners, L.P. I (“Legion Partners I”), Legion Partners, L.P. II (“Legion Partners II”), Legion Partners Special Opportunities, L. P. II (“Legion Special II”), Legion Partners, LLC (“Legion Partners”), Legion Partners Asset Management, LLC (“Legion Asset Management”), Legion Partners Holdings, LLC (“Legion Holdings”), Christopher S. Kiper and Raymond White (collectively, the “Legion Group”) on March 12 2021 with the SEC, reporting beneficial ownership as of March 11, 2021. Legion Partners I has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 287,882 shares. Legion Partners II has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 49,972 shares. Legion Special II has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 150,409 shares. Legion Partners has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 488,263 shares. Legion Asset Management, Legion Holdings, and Messrs. Kiper and White each have sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 499,661 shares. As the general partner of each of Legion Partners I, Legion Partners II and Legion Special II, Legion Partners may be deemed to be the beneficial owner of the shares owned by each. Legion Asset Management, as the investment advisor of each of Legion Partners I, Legion Partners II and Legion Special II, may be deemed the beneficial owner of the shares owned by Legion Partners I, Legion Partners II and Legion Special II. Legion Holdings, as the sole member of Legion Asset Management and managing member of Legion Partners, may be deemed the beneficial owner of the shares owned by Legion Partners I, Legion Partners II, Legion Special II, and Legion Asset Management. Each of Messrs. Kiper and White, as managing directors of Legion Asset Management and a managing member of Legion Holdings, respectively, may be deemed the beneficial owners of the shares owned by Legion Partners I, Legion Partners II, Legion Special II and Legion Asset Management. The address for each reporting person is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.

DIRECTOR COMPENSATION – 2020
The following table sets forth our non-employee director compensation for 2020. Directors who are also employees of the Company do not receive any consideration for their service on the Board.
Name	Fees Earned or Paid in Cash ($)[1,2]	Stock Awards ($)[3]	Total ($)
Lee B. Foster II	$120,000	$75,000	$195,000
Raymond T. Betler*	$36,000	$82,500	$118,500
Dirk Jungé	$60,000	$75,000	$135,000
Diane B. Owen	$70,000	$75,000	$145,000
Robert S. Purgason	$72,500	$75,000	$147,500
William H. Rackoff	$60,000	$75,000	$135,000
Suzanne B. Rowland	$66,000	$82,500	$148,500
Bradley S. Vizi	$60,000	$90,000	$150,000
*	Mr. Betler was elected on August 3, 2020.
1
On February 22, 2018, the Board of Directors approved an annual cash retainer fee of $60,000 for each non-employee director, and the following additional annual director retainer fees: Chairman of the Board, $60,000; Chair of Compensation Committee, $12,500; Chair of Audit Committee, $10,000; and Chair of Nomination and Governance Committee, $6,000. This compensation was initially adjusted in February 2020, but after consideration of the potential impact of the COVID-19 pandemic on the Company’s operations, the cash retainer increase was rescinded in March and cash compensation remained unchanged in 2020. In 2020, the Board established a standing Strategy Committee and approved compensation for its Chair and members who are non-employee directors in the form of restricted stock subject to a one-year vesting requirement rather than cash.

2
On May 1, 2017, the Board of Directors approved the Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), which permits participants to elect to defer receipt of their cash and/or equity compensation to a date that is six months after separation from the Board. Since February 25, 2016, non-employee directors have been permitted to make discretionary elections to receive annual cash retainer fees in fully-vested shares of common stock on a quarterly basis or in quarterly installments of cash. Under the Director Deferred Compensation Plan, in lieu of receiving cash fees on a quarterly basis, non-employee directors may make an irrevocable election for each Board year (commencing on the date of each Annual Meeting of Shareholders through the following Annual Meeting of Shareholders) to receive, at his or her sole discretion, all of such director’s annual cash retainer fees in the form of either (i) fully-vested Common Stock, (ii) deferred stock units, or (iii) deferred cash. The cash retainer is divided by four and either (i) with respect to fully-vested Common Stock, issued on each quarterly payment date, with the number of shares determined by dividing the applicable quarterly cash retainer fee by the closing market price per share of the Company’s Common Stock; (ii) with respect to deferred stock units, determined by dividing the applicable quarterly cash retainer fee by the closing market price per share of the Company’s Common Stock and crediting that number of units to the director’s deferred stock account; or (iii) credited to a deferred cash account with interest calculated at the U.S. Prime Rate. Commencing on the date of the May 2017 Annual Meeting of Shareholders, Messrs. Foster, Jungé, and Vizi elected to receive their cash retainers in deferred stock units and the remaining directors elected to receive their cash retainers in cash. Commencing on the date of the May 2018 Annual Meeting of Shareholders, all directors elected to receive their cash retainers in cash. Commencing on the date of the May 2019 Annual Meeting of Shareholders, all directors elected to receive their cash retainers in cash. The amounts of retainer fees paid in cash, fully-vested stock, and deferred stock units in 2020 are as follows: Mr. Foster received $120,000 in cash, $0 in fully-vested stock, and $0 in deferred stock units; Mr. Betler received $36,000 in cash , $0 in fully-vested stock, and $0 in deferred stock units.;Mr. Jungé received $60,000 in cash, $0 in fully-vested stock, and $0 in deferred stock units; Ms. Owen received $70,000 in cash, $0 in fully-vested stock, and $0 in deferred stock units; Mr. Purgason received $72,500.00 in cash, $0in fully-vested stock, and $0 in deferred stock units; Mr. Rackoff received $60,000.00 in cash, $0 in fully-vested stock, and $0 in deferred stock units; Ms. Rowland received $66,000 in cash, $0 in fully-vested stock, and $0 in deferred stock units; and Mr. Vizi received $60,000 in cash, $0 in fully-vested stock, and $0 in deferred stock units. No director elected to defer cash fees into a deferred cash account

3
On May 28, 2020, each non-employee director serving at that time was awarded an amount of shares of the Company’s Common Stock equal to $75,000 divided by the closing share price per share on the Nasdaq Stock Market on that date, with such shares vesting on the one-year anniversary of the grant date. As with the annual cash retainer fees, under the Director Deferred Compensation Plan, non-employee directors may make an irrevocable election for each Board year (commencing on the date of each Annual Meeting of Shareholders through the following Annual Meeting of Shareholders) to receive, at his or her sole discretion, all of such director’s annual stock award in the form of deferred stock units which would not vest until six months after the respective director’s separation from the Board, subject to the one-year vesting schedule established at grant. Messrs. Foster and Jungé, elected to receive their annual stock award, which amounted to 6,029 shares, in deferred stock units. Mses. Owen, and Rowland and Messrs. Betler, Purgason, Rackoff and Vizi received awards of 6,029 shares on the grant date which are only subject to the one-year vesting period. In 2020, the Board established a standing Strategy Committee and approved compensation in the form of restricted stock subject to a one-year vesting requirement rather than cash, with the Chair receiving $15,000 in restricted stock and each other non-employee member receiving $7,500 in restricted stock, divided by the closing share price per share on the Nasdaq Stock Market on the grant date of September 15, 2020, with such shares vesting on the one-year anniversary of the grant date. Mr. Vizi, the Strategy Committee Chair, received 1,042 of restricted stock and Mr. Betler and Ms. Rowland each received 521 shares of restricted stock. The stock awards are reflected in the “Stock Awards” column of the table and computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The 2020 annual stock awards of 6,029 shares and the Strategy Committee stock awards described above remain unvested as of December 31, 2020, for each non-employee director. All other stock awards have vested in accordance with their terms. For a discussion of valuation assumptions, see Note 15 of the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The aggregate fees (including out-of-pocket expenses) for professional services rendered by Ernst & Young for 2019 and 2020 for each of the following categories of services are set forth below:
	2019	2020
Audit fees (includes fees for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of financial statements included in the Company’s quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain attest engagements and consents)	$1,381,000	$1,136,000
Audit-related fees	—	—
Tax fees (includes tax compliance, tax planning, and state income tax project work)	217,000	136,000
All other fees	—	—
Total fees	$1,598,000	$1,272,000
The Audit Committee reviews summaries of Ernst & Young’s services and related fees and concluded that Ernst & Young’s provision of services during 2019 and 2020 was compatible with maintaining Ernst & Young’s independence. All Ernst & Young services are pre-approved by the Audit Committee.
Policy for Approval of Audit and Permitted Non-Audit Services
The Audit Committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all audit services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. The Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the Audit Committee in advance in accordance with the policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other more expeditious means of communication. If the estimated fees for non-audit services are $50,000 or less, management may obtain approval from the Chairman of the Audit Committee in lieu of full Committee action. In 2020, all Ernst & Young professional fees were pre-approved in accordance with the Company’s pre-approval policies then in place.

CORPORATE GOVERNANCE
The Board, Board Meetings, Independence, and Tenure
Since 2016, the Board size was eight directors, but in August 2020 the Board expanded to nine directors and elected Raymond T. Betler to the Board. During 2020, the Board held six meetings both in-person physical and virtual format due to the Covid-19 pandemic. The Board has determined that all of the directors (Messrs. Foster, Betler, Junge, Purgason, Rackoff, and Vizi and Mses. Owen and Rowland), except Mr. Robert P. Bauer, qualify as “independent” as defined by applicable Nasdaq Stock Market (“Nasdaq”) rules. Mr. Bauer is not considered to be independent because of his position as our President and Chief Executive Officer (“CEO”). In determining the independence of the directors, the Board also considered the independence criteria set forth in the Nasdaq rules as to compensation committee members before determining the independence of each of the members of the Compensation Committee, and also determined that all members of the Audit Committee qualify as “independent” for purposes of the rules promulgated under the Exchange Act specifically related to audit committee member independence. In making these determinations, the Board concluded that none of its directors (other than Mr. Bauer) has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out a director’s responsibilities. In its independence review, the Board also considered transactions, relationships, and arrangements between each director or immediate family member and the Company or senior management. The Company’s Corporate Governance Guidelines do not establish term limits that could deprive the Company of the insight developed by Board members over time, but rather provide for periodic reviews of each incumbent’s performance. Additionally, except for special circumstances as may be determined by the Board, upon recommendation of the Nomination and Governance Committee, no director may be nominated for reelection to the Board if he or she would be age 75 or older at the time of election.
Board Leadership Structure
Under the Nasdaq rules, Mr. Foster, Chairman of the Board, qualifies as an “independent” director since his employment with the Company ended on May 27, 2008. The Board has evaluated Mr. Foster’s independence in the same manner as all other directors and strongly believes that he is “independent” and that his economic interests are more closely aligned with those of the Company’s shareholders than with those of management. Although the Board does not necessarily object to combining the roles of Chairman of the Board and CEO, the Board has chosen not to combine those positions because it believes that Mr. Foster’s depth of experience and his detachment from management make Mr. Foster the best qualified individual to serve as Chairman of the Board. Since the Chairman of the Board and CEO roles are not combined, the Board has determined there is no need for a “lead independent director” position.
Board Attendance
The Company’s Corporate Governance Guidelines include an expectation that all members of the Board then serving attend the annual meeting of shareholders. In 2020, each currently serving director attended the 2020 Annual Meeting of Shareholders.
All of the directors attended 100% of the meetings of the Board and the committees on which they served in 2020 (to the extent such directors were serving on the Board or such committees at the times of those meetings).
Board’s Role in Risk Oversight
The Board is actively involved in overseeing risk management including regarding environmental, safety, cyber security, and data privacy programs and practices. Operational and strategic presentations by management to the Board include consideration of the foregoing challenges and risks to the Company’s business, which are discussed by the Board and management at every regularly scheduled Board meeting. The Board also reviews and discusses management reports which specifically address risk topics. The CEO, assisted by senior management, is the “risk officer” responsible for managing and mitigating the Company’s risks.
In addition, each of our Board committees considers risks that are relevant to the areas within its jurisdiction. For example, the Audit Committee periodically requests that management address critical accounting issues and then considers the impact these issues may have on the Company’s financial position and risk profile. The Audit Committee also assesses the adequacy of internal controls. The Compensation Committee develops executive compensation programs with a view toward providing incentives that are aligned with key performance results, without encouraging excessive risks. On an annual basis, the Nomination and Governance Committee oversees risk by reviewing the structure and function of the Board committees. The full Board assesses cyber security risk and mitigation strategies, which include securing appropriate information security insurance coverage and reviewing the effectiveness of the Company’s information security training and compliance program. This program encompasses ongoing online training to identify and avoid hacking scams such as phishing and includes enhanced authentication procedures, endpoint protection software, and environment monitoring.
Corporate Responsibility
The Company is committed to promoting the highest standards of environmental performance, corporate governance, and ethical behavior across our global operations while growing our business in a sustainable manner and investing in our people. The Board is responsible for the oversight and monitoring of management’s assessment of major risks and strategy for risk management, including performing periodic review of the Company’s environmental and safety programs and practices, Corporate Governance Guidelines, and Legal and Ethical Conduct Policy. The Board is regularly briefed on such matters and visits Company operations at least annually.
The Company has adopted rigorous safety and environmental policies in support of a culture of environmental, health, safety, and sustainability (“EHSS”) excellence that promotes the protection of the environment as well as the safety and health of our employees, business, customers, and communities where we operate. We are committed to meeting or exceeding the requirements of all applicable environmental, health, and safety (“EHS”) regulations. Among our core values are safety, teamwork, and innovation which we rely on to create more advanced solutions around sustainability. We also emphasize continual improvement in our EHS performance, particularly as it applies to preventing pollution and reducing the environmental impact of our operations while maximizing opportunities for environmental and social benefits.
Sustainability is a fundamental component of how we operate, incorporating environmental, financial, and social considerations into our internal risk management analyses. We continually strive to develop best practices in EHS management based on the internationally recognized standard, ISO 14001:2015. The Company’s EHSS systems are comprised of policies, procedures, and tools used to manage environmental performance in our facilities, including compliance, environmental footprint reduction, and pollution prevention. The system is a framework for setting and reviewing environmental objectives and targets, and focuses on environmental improvement programs. All facilities globally are required to implement the system, track progress, and perform self-audits.
The Company is committed to:
•	Minimizing discharges to the air, water, and land;
•	Promoting environmentally sound management of chemicals and all wastes throughout their lifecycle;
•	Reducing or eliminating waste through prevention, reduction, recycling, and reuse;
•	Improving energy efficiency and reducing our greenhouse gas emissions;
•	Practicing water conservation; and
•	Reducing impacts to ecosystems by promoting the sourcing of recovered, rapidly renewable, regional, bio-based, and/or environmentally preferable materials.
The Company strives to constantly improve the impact we have on the environment and promote a safe workplace for all of our employees. Environmental, health, safety, and sustainability initiatives are integrated into short- and long-term strategies across our various businesses, and we have reporting systems in place across the Company to capture data on an ongoing basis. For example, we track and evaluate greenhouse gas emissions, energy and water consumption, water reuse, waste generation, and recycling efforts. We set sustainability targets and programs each year to meet and exceed our customers’ expectations and deliver value for our stakeholders. The Company website contains information on these initiatives.
Human capital management is key to the Company’s success. The Company is an equal opportunity employer and we seek to retain our employees through competitive compensation, benefits, and challenging work experiences with increasing levels of responsibility. The Compensation Committee is tasked with reviewing matters relating to human capital resources, including any human capital measures or objectives that management focuses on in managing the business to address the attraction, development, and retention of personnel, and provide guidance to the Board and management on these matters as the Committee deems appropriate. Management reports to the Board on succession planning, allocation of talent, and alignment of compensation. The Company routinely uses both internal and external professional services experts for employee training and talent development.
The Company is dedicated to the principle of equal employment opportunity and the provision of a workplace free from discrimination and harassment in accordance with all applicable federal, state, and local laws and regulations. Additionally, the Company will also make reasonable accommodations for individuals with known disabilities who are otherwise qualified to perform a job. The Company is committed to employing and advancing in employment qualified women, minorities, individuals with disabilities, covered veterans, and other classes at all levels of employment. Management has implemented initiatives to advance diversity and inclusion, including changes to recruitment, onboarding, and diversity and inclusion employee awareness training, and has developed the Spark initiative, which is an employee resource group targeting all employees interested in furthering the mission of empowerment and professional growth of women in the workplace through networking and mentoring opportunities.
The Company cultivates and empowers talent through performance management, career planning/development, and succession planning, creating an environment for people to be successful in achieving our strategic plan through the following areas:
•
Talent Acquisition and Onboarding: The process of finding and hiring the best-qualified candidate (from within or outside of the organization) for a job opening, in a timely and cost-effective manner. The recruitment process includes analyzing the requirements of a job, meeting with hiring management to determine the appropriate qualifications and experience for the position, attracting qualified candidates to that job, providing opportunities to advance diversity in the workforce, screening and selecting applicants, hiring, and ultimately integrating the new employee to the organization. The Company has also instituted a learning management platform through LBF University that includes orientation curricula in addition to information regarding Company history, values, and key functional areas across the organization.

•
Development Planning: The proactive planning and implementation of action steps towards our employees’ career goals. Developmental experiences can consist of training, developing, mentoring, and coaching. The Company also encourages employee participation in key industry associations to enhance professional development.

•
Succession Planning: A process for identifying and developing employees with the potential to fill key business leadership positions within the Company are key to future success. Succession planning increases the availability of experienced and capable employees that are prepared to assume these critical roles as they become available. The Board participates in the process of identifying and developing talent to address future leadership needs of the Company.

•
Performance Management: An ongoing process of communication between a supervisor and an employee that occurs throughout the year, in support of accomplishing the strategic objectives of the organization, including identifying and addressing any gaps between performance and the Company’s core values.

At the onset of the Covid-19 pandemic, management acted quickly to respond to a multitude of different and changing federal, state, provincial, and local health department and other regulatory orders and requirements, including new customer and supplier protocols, in order to create a safe working environment and maintain operations. Management established safety measures to protect the health of its employees, including implementation of its Pandemic Action Plan, which included enhanced cleaning protocols, mask requirements, social distancing, reconfiguration of workspaces, rotations for offices, temperature screenings, and remote work where appropriate. Additionally, despite a considerable drop in revenue related to delays in customer spending and product shipments, management undertook to reward and recognize employees as they worked to ensure the Company provided products and services to critical infrastructure industries.
Diversity
Although not part of any formal policy, our goal is to maintain a diverse Board, with directors possessing complementary and diverse skills, qualities, perspectives, and experiences who together can address the wide array of global, environmental, governance, and social issues which affect our Company. Currently the Board consists of two female and seven male members. In connection with its oversight and focus on director refreshment, the Nomination and Governance Committee periodically reviews director skills, diversity, and tenure in order to ensure that the directors possess the ability to effectively address such issues, identify any gaps, and formulate plans to address the same. In 2020, the Board appointed a new director with previous chief executive officer experience to address a desired skillset and assist with succession planning. The Board discusses priorities with respect to diversity, covering a wide range of skills, experience, and background.
Communications with Directors
Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing to L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220, Attn: Chairman of the Board or Attn: Independent Directors; such parties may also email the Corporate Secretary at corporatesecretary@lbfoster.com. The Corporate Secretary of the Company will review all such correspondence and shall regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof or that otherwise require the Board’s attention. The Corporate Secretary may exclude items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; job inquiries and resumes; advertisements or solicitations; and surveys. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing are referred to the Audit Committee Chair who may direct such matters to the Company’s internal audit department or handle them in accordance with procedures established by the Audit Committee for such matters.
Board Committees
Historically, the Board has had three standing committees: the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, each of which is comprised of independent directors, as defined by applicable SEC and Nasdaq rules. Each of the committees has a written charter approved by the Board. In October 2020, the Board created a standing Strategy Committee and approved a written charter for its operation. In 2020 as the Covid-19 pandemic unfolded, the Board and its Committee meetings moved from in-person physical meetings to a virtual format where all participants can see and hear one another via an electronic platform. In addition to formal meetings, the Board maintained regular contact with management via virtual platforms to keep abreast of the impact of the pandemic on the Company throughout 2020.
Audit Committee
The current members of the Audit Committee are Ms. Owen (Chair), Mr. Betler, and Mr. Rackoff. The Board has determined that each Audit Committee member is sufficiently proficient in reading and understanding the Company’s financial statements to serve on the Audit Committee, Ms. Owen is an “audit committee financial expert” as defined under applicable rules of the SEC, and each member is independent as defined by applicable Nasdaq and SEC rules.
The Audit Committee, which held five meetings during 2020 both in-person physical and virtual format, is responsible for overseeing, with management, the work and findings of the independent registered public accounting firm, as well as the effectiveness of the Company’s internal auditing department and the adequacy of our internal controls and the accounting principles employed in financial reporting. The Audit Committee is also responsible for the appointment and compensation of our independent registered public accounting firm and for reviewing and, if appropriate, approving transactions with related persons. The Audit Committee’s Charter is posted on the Company’s investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab.
Compensation Committee
The current members of the Compensation Committee are Messrs. Purgason (Chair), Jungé, Rackoff, and Vizi.
The Compensation Committee, which met on five occasions in in-person physical, virtual, and one telephonic format in 2020, is responsible for approving executive compensation programs, officer compensation (and submits the CEO’s compensation for ratification by the Board), and equity awards to employees. The Compensation Committee has the authority under its charter to delegate its duties and responsibilities (or functions) to one or more members of the Committee or the Board, or to the Company’s officers, when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Compensation Committee as a whole or is otherwise prohibited by law, regulation, or listing standard. The Compensation Committee has delegated authority to the Company’s CEO to grant restricted stock awards under the 2006 Omnibus

Incentive Plan (the “2006 Omnibus Incentive Plan”) to non-executive employees in an amount not to exceed 15,250 shares. The Compensation Committee’s Charter is available at the Company’s investor relations website lbfostercompany.gcs-web.com under the “Governance” tab.
The Compensation Committee currently uses a “Comparator Group” of eighteen similarly-sized companies based on the recommendation of the Committee’s executive compensation consultant.
The Compensation Committee has authority to engage consultants, legal counsel, and other advisors, and retained Pay Governance, LLC (the “Consultant”) to provide consulting services on the Company’s executive compensation practices and appropriate levels of, and structures for, executive compensation. The use of a consultant provides additional assurance that our executive compensation programs are reasonable, competitive, and consistent with our objectives. The Consultant is engaged directly by the Compensation Committee, regularly participates, as appropriate, in its meetings, including executive sessions of the Committee that exclude management, and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of compensation awards. In addition, with respect to the CEO, the Consultant prepares specific compensation analyses for the Compensation Committee’s consideration. The CEO does not participate in the development of these analyses. The Consultant has served as the Committee’s independent compensation consultant since 2007, and the Committee believes that its Consultant is able to advise the Compensation Committee independent of management’s influence. For information regarding the role of consultant in non-employee director compensation, see “Nomination and Governance Committee.”
For the year ended December 31, 2020, the Consultant provided no services to the Company other than executive compensation consulting services to the Compensation Committee and non-employee director compensation consulting services to the Nomination and Governance Committee as described below. The Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that the Consultant’s involvement does not raise a conflict of interest. At least annually, the Committee reviews the types of advice and services provided by the Consultant and the fees charged for those services. The Consultant reports directly to the Compensation Committee on all executive compensation matters; regularly meets separately with the Compensation Committee outside the presence of management; and speaks separately with the Compensation Committee chair and other Compensation Committee members between meetings, as needed.
The Compensation Committee gives significant weight to the CEO’s recommendations regarding other executive officers’ compensation; such other executive officers are not present when their compensation is being determined. The CEO is not present when his compensation is being determined.
Consideration of Risk Within Compensation Arrangements
In designing incentive plans, the Company attempts to mitigate risk by avoiding unintended compensation windfalls. Attention is devoted to avoiding incentives to engage in excessively risky business behavior.
The Compensation Committee has considered whether other elements of the executive compensation program promote risk taking at levels that are unacceptable to the Company. The Committee considered the following factors related to risk:
•	Compensation philosophy that targets salaries and incentives at the market median;
•	The use of a capital-based performance metric, Return on Invested Capital (“ROIC”), which holds executives accountable for the efficient use of Company capital;
•	Short-term and long-term performance-based incentive awards that are capped;
•	Long-term equity incentives allocated to two separate vehicles (restricted stock and performance share units) with a performance or time vesting period of at least three years in length;
•
The use of a mix of performance metrics in our annual and long-term incentive programs, including ROIC, Working Capital as a Percentage of Sales, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Compound Annual Growth Rate of Earnings from continuing operations (“Earnings CAGR”);

•	Anti-hedging and anti-pledging policies;
•	Stock Ownership Policy; and
•	Incentive compensation recoupment (“clawback”) provisions.

The Company believes that the above factors, as well as the overall governance and administration of the executive compensation program, serve to manage risk in a manner that is acceptable to the Company and its shareholders and that such compensation policies and practices do not encourage our executives or other employees to take excessive risks that are reasonably likely to have a material adverse effect on the Company.
For more information regarding the Compensation Committee’s processes and procedures for setting executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
Nomination and Governance Committee
The current members of the Nomination and Governance Committee are Ms. Rowland (Chair), Messrs. Jungé, and Purgason, and Ms. Owen.
The Nomination and Governance Committee, which met on five occasions in 2020 in in-person physical, virtual, and one telephonic format, is responsible for overseeing corporate governance, proposing director nominees to the full Board, recommending which directors should serve on various Board committees, and recommending who should serve as Chairman of the Board and chairman of each of the Board’s committees. The Nomination and Governance Committee also recommends to the full Board appropriate compensation for non-employee directors.
Although the Nomination and Corporate Governance Committee does not have specific minimum qualifications that must be met for a candidate to be nominated as a director, it endeavors to maintain a diverse Board consisting of individuals who are financially literate and whose experiences and backgrounds will enable the Board to provide meaningful counsel to, and oversight of, management, including, without limitation, possession of such knowledge, experience, skills, diversity, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company’s global business environment, and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company. The Nomination and Governance Committee recommends to the full Board nominees who will create and maintain a Board that satisfies applicable legal and regulatory requirements. In support of these goals, the Nomination and Governance Committee oversees the directors’ continuing education, which includes seminars focused on strategic and governance issues and discussions with outside advisors. The Nomination and Governance Committee, with the Chairman of the Board, oversees an annual evaluation of the Board’s performance. The Nomination and Governance Committee’s Charter is available on the Company’s investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab.
Candidates for nomination to the Board may be suggested by current directors, management, shareholders, or a third-party search firm engaged to assist with director recruitment. Mr. Betler was identified as a director candidate by a current director. When a vacancy occurs or is anticipated, the Nomination and Governance Committee engages a third-party search firm to identify candidates based upon the needs of the Board, evaluates the diverse and complementary skills, experiences, perspectives, and qualifications of candidates, conducts an interview process, and makes recommendations to the Board for election. The Nomination and Governance Committee generally provides the third-party search firm with guidance as to the skills, experience, and qualifications that it seeks in potential candidates, and the search firm identifies candidates for consideration. The Committee routinely reviews director refreshment in the context of anticipated vacancies and changing needs of the Company. Refreshment discussions are led by the Committee Chair.
In selecting nominees for election to the Board, the Nomination and Governance Committee will consider submissions from shareholders and will consider and evaluate shareholder-recommended nominees with the same weight and with the same process as other nominees. A shareholder wishing to recommend a nominee may notify the Corporate Secretary or any member of the Nomination and Governance Committee in writing and provide the information required by Section 2.05 of the Company’s Bylaws, including the following:
•
Timely written notice to the Corporate Secretary of the Company. The deadlines for providing notice to the Company of a proposed director nomination at our next Annual Meeting are set forth in the Company’s Bylaws and summarized in “Additional Information.”

•
The notice provided to the Corporate Secretary must include all information relating to a director nominee that would be required to be disclosed in a proxy statement or other filings, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

•
The notice provided to the Corporate Secretary must include a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the shareholder proponent and the beneficial owner, if any, on whose behalf the nomination is made, and each proposed nominee.

•	The notice provided to the Corporate Secretary must include a completed and signed questionnaire, representation, and agreement as provided in Section 2.05(c) of the Company’s Bylaws.
•
Such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Submissions should be sent to the Company’s principal executive offices, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220, Attn: Corporate Secretary. Please see “Additional Information” on page 49 for the applicable deadlines for submitting proposals relating to director nominations. The foregoing summary of our shareholder director nomination procedures is not complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws that has been publicly filed with the SEC and is available at www.sec.gov.
Non-Employee Director Compensation
The Nomination and Governance Committee determines appropriate levels of compensation for our non-employee directors by reviewing surveys and data from other publicly-traded companies and conferring with other directors, and outside advisors as necessary, to obtain information on competitive compensation practices. The Committee uses this information as a tool to determine appropriate levels of non-employee director compensation. The Nomination and Governance Committee then makes recommendations regarding non-employee director compensation to the Board for approval, which recommendations have included reduction in compensation, maintenance of current levels, and increases consistent with industry and peer practice. The Committee most recently commissioned a director compensation assessment by Pay Governance, the Compensation Committee’s independent consultant, in February of 2018 and 2020. Pay Governance compared the Company’s directors’ compensation levels and program practices to those of the Company’s comparator group and a broader set of over 150 general industry companies of similar size to L.B. Foster. Pay Governance also informed the Committee of current trends and practices in directors’ compensation, which includes shareholder approval of equity award limits applicable to director grants. While a compensation increase was approved in February 2020, due to the uncertainty regarding the potential impact of the Covid-19 pandemic on the Company, the Board voted to rescind the increase and maintain the prior year’s compensation levels.
Strategy Committee
On September 15, 2020, the Board created the Strategy Committee to assess specific strategic goals and objectives and supplement the full Board’s annual strategic plan review. The current members of the Strategy Committee are Messrs. Vizi (Chair), Betler, and Bauer and Ms. Rowland. A majority of the members must be independent under applicable Securities and Exchange Commission and Nasdaq Stock Market rules, and the Company’s Chief Executive Officer must also be a member. The Strategy Committee met on two occasions in 2020 in virtual format and is responsible for oversight of the development, implementation, and modification of the Company’s strategic plan and assessment of the risks associated with such plan and the Company’s progress against its strategic goals. The Strategy Committee’s Charter is available on the Company’s investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab.
Additional Corporate Governance Matters
Director Education
The Company is committed to providing directors with opportunities and resources for continuing education for corporate governance and business-related issues as may be appropriate, and routinely has third parties provide presentations on current legal, governance, compensation, and accounting matters during Board meetings. The Nomination and Governance Committee disseminates continuing education materials collected by directors and provides time for directors to discuss issues and best practices addressed in seminars or programs with the other directors on a regular basis.

Board Assessment
The Board assesses the effectiveness of the Board and its committees on an annual basis through an evaluation process that involves engagement with individual directors, each committee, and the Board as a whole. The assessment addresses topics such as structure and effectiveness of meetings, membership, materials and communications, and director duties and responsibilities. In addition, each director evaluates the performance characteristics of every director and the Chair, who then engages in candid discussions with each member regarding the feedback.
Code of Conduct and Ethics
The Company adopted a policy on the code of conduct and ethics that applies to all the Company’s directors, officers, and employees, including its CEO, chief financial officer and chief accounting officer. We have posted a current copy of the policy, entitled “Legal and Ethical Conduct Policy,” on our investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab.
Stock Ownership Guidelines for Non-Employee Directors
Within five years of first being elected to the Board, the Company’s non-employee directors are expected to own Company common stock equal to four times their respective annual cash compensation for services as a director. All non-employee directors serving in 2020 were compliant with these Guidelines.
Transactions With Related Parties
The Company is not aware of any transaction since the beginning of 2020, or any currently proposed transaction, in which the Company was, or is to be, a participant and the amount involved exceeds $120,000 and in which any of the Company’s directors, executive officers, five percent shareholders, or certain family members of any of the foregoing persons or business entities with which such persons are affiliated had or will have a material interest, directly or indirectly. The Company’s written Legal and Ethical Conduct Policy generally addresses the topic of conflicts of interest, which includes transactions qualifying as “related party transactions.” In addition, on an annual basis, the Company requires each director, executive officer, and salaried employee to disclose in writing any situations which may give rise to a conflict of interest. The Company’s Internal Audit Department reviews and summarizes any such disclosures. The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and, if appropriate, approving related party transactions as defined under Item 404 of SEC Regulation S-K. A review of potential related party transactions is undertaken by the Company’s Internal Audit Department and the General Counsel based on annual disclosures made by management and directors, supplemented from time to time based upon changing circumstances, and the Audit Committee is updated at every regular meeting with respect to any such transactions that require consideration.
Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee are independent directors, and none are present or past employees or officers of the Company or any of its subsidiaries. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. The Company’s executive officers have not served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers have served on the Company’s Board or Compensation Committee.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and person who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of such securities with the SEC. The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any known late filings or failures to file.
Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to the Company’s officers, directors and more than 10% stockholders were satisfied, except that one Form 4 reporting one transaction for each of Ms. Owen and Mr. Purgason relating to the withholding of shares for taxes in connection with the vesting of a director stock award was filed one day late on May 28, 2020 due to an administrative error during the Covid-19 pandemic and related governmental restrictions.

Anti-Hedging and Anti-Pledging Policy
The Company’s Insider Trading Policy recognizes that hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, directors, officers, and employees are prohibited from engaging in any such transactions. That Policy similarly prohibits directors, officers, and other employees from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
In this Compensation Discussion and Analysis (“CD&A”), we summarize the compensation awarded to our executive officers listed in the Summary Compensation Table on page 35. We refer to these executive officers as our “named executive officers” or “NEOs.”
For 2020, the NEOs were:
NAME	TITLE
Robert P. Bauer	President and CEO
James P. Maloney*	Former Senior Vice President and Chief Financial Officer
James M. Kempton**	Controller and Principal Accounting Officer
John F. Kasel	Senior Vice President and Chief Operating Officer
Patrick J. Guinee	Senior Vice President, General Counsel, and Corporate Secretary
Brian H. Kelly	Senior Vice President, Human Resources and Administration
*	Mr. Maloney resigned effective July 13, 2020.
**	Mr. Kempton performed the duties of Chief Financial Officer on an interim basis from the date of Mr. Maloney’s resignation through December 31, 2020.
Executive Summary
Our Compensation Principles and Objectives
The Company’s Compensation Committee (referred to in this CD&A as the “Committee”) maintains a compensation philosophy that:
•	Facilitates the attraction and retention of talented and qualified executives; and
•	Seeks to align executive compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.
To this end, the Company’s executive compensation program is designed to be balanced and reasonable and allow the Company to attract and retain the best talent available. Compensation opportunities are determined with reference to the 50th percentile or median of the market for positions of similar responsibility. In designing our plans, we do not use highly-leveraged incentives that we believe drive risky short-term behavior.
Our Compensation Practices
The Committee has implemented the following practices with respect to the Company’s executive compensation program:
OUR PRACTICES INCLUDE:
☑	Committee Independence. The Committee consists of independent directors and reserves time at each meeting to meet in executive session without management present.
☑
Independent Compensation Consultant. The Committee has engaged its own independent compensation consultant and annually assesses the consultant’s performance, fees, and independence, including whether any type of conflict of interest exists.

☑
Goal Setting and Performance Evaluation for CEO and Other NEOs. The Committee, with the input of the full Board, engages in formal goal setting and performance evaluation processes for both the CEO and other NEOs. The CEO participates in this process with respect to other NEOs.

☑
Peer Group. The Committee has established formal selection criteria for its comparator peer group companies listed on page 25 (the “Comparator Group”) and annually evaluates the composition of the Comparator Group to ensure the appropriateness of its component companies.

☑
Pay for Performance. Our metrics are reviewed and selected by the Committee from a list of possible metrics authorized by the shareholder-approved 2006 Omnibus Incentive Plan (the “Omnibus Plan”) and the Executive Annual Incentive Compensation Plan (the “Annual Plan”).

☑
Tally Sheets. In order to make well informed compensation decisions, the Committee reviews tally sheets that include an executive’s current and historical compensation amounts, stock ownership, and retirement amounts, as well as amounts owed by the Company upon various termination scenarios.

☑
Double Trigger Change-In-Control. We provide double trigger change-in-control protection to our executive officers, which means they may be entitled to severance of up to one or two times base salary and bonus only in the event of both a change-in-control of the Company and a qualifying employment termination (“double trigger”). Restricted stock awards also provide for double trigger change-in-control vesting.

☑	Share Ownership Guidelines. We maintain rigorous share ownership guidelines, which are applicable to all executives and non-employee directors.
☑
Clawback Policy. We have a recoupment provision that applies to our incentive arrangements in the event that our financial statements are restated due to material non-compliance with financial reporting requirements and the Committee determines that an incentive award recipient is culpable for such restatement.

☑
Risk Mitigation. We mitigate undue risks associated with compensation through the use of caps on potential incentive payments; maintaining clawback provisions, anti-hedging, anti-pledging, and stock ownership policies and guidelines; retention provisions in equity grants; and multiple performance metrics that focus on profitability and capital efficiency.

☑	Annual Say on Pay Vote. Our NEO compensation program is presented to shareholders for an advisory vote on an annual basis.
OUR PRACTICES EXCLUDE:
☒	Executive Employment Agreements. We do not, as a standard practice, provide executives with employment agreements and currently do not have any in place.
☒	Dividend Equivalents on Unearned Performance Share Unit Awards. We do not provide dividends or dividend equivalents on unearned performance share unit (“PSU”) awards.
☒	Tax Gross-Ups on Perquisites or Severance. We do not provide any tax gross-up payments to cover personal income taxes on perquisites or severance benefits related to a change-in-control.
☒	Hedging and Pledging. We do not permit directors, officers, or employees to engage in hedging or pledging transactions in the Company’s stock, pursuant to our Insider Trading Policy.
Elements of Compensation
Executive officers’ compensation includes base salary, annual cash incentive awards, and equity-based long-term incentive awards. The Committee aligns a significant portion of executive officer compensation with the Company’s performance relative to pre-established performance goals based on stated Company financial objectives, which are designed to drive the creation of long-term value for our shareholders. The Committee administers both short-term and long-term incentive compensation plans within its executive compensation structure, and the main features of the executive compensation program are as follows:
•	Base salaries, which represent competitive fixed compensation and reflect the executive’s experience, responsibilities, and expertise.

•
Short-term cash incentive awards, issued pursuant to the Annual Plan, in which payment is contingent on meeting annual financial performance goals that align with an executive’s responsibilities. The Committee authorized the 2020 Annual Plan (the “2020 Annual Plan”). The performance criteria used for the 2020 Annual Plan were:

○	2020 Corporate Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”);[1] and
○	2020 Corporate Working Capital as a Percentage of Sales.[2]
(Please note that the text of all footnotes is located at the end of the CD&A.)
•
Long-term incentive awards are heavily weighted toward performance, with 66% of the target long-term incentive opportunity granted in the form of PSUs that are paid, if earned, based on the achievement of pre-determined corporate level performance goals over a three-year period, and 34% of the target long-term incentive opportunity granted in the form of time-vested restricted stock, which vests ratably in one-third installments over a three-year period from grant. All equity awards are made under the Company’s shareholder-approved Omnibus Plan.

•
The performance goals used for the 2020 PSU awards were two equally weighted metrics of 2020-2022 Average Return on Invested Capital (“ROIC”)[3] and 2020-2022 Cumulative Earnings Before Interest, Taxes, Depreciation, and Amortization (“Cumulative Adjusted EBITDA”),[4] each measured over a three-year period. The Cumulative EBITDA target is set in a manner that requires growth in Company profitability over a three year period.

•
The 2020 Annual Plan and the 2020 PSUs provide the Committee with the discretion to recoup previously paid awards from individuals whose actions were deemed to have resulted in a restatement or adjustment to the Company’s financial results.

•
The Company maintains a Key Employee Separation Plan (the “Separation Plan”) that provides officers with severance in the event of both a change-in-control and qualifying employment termination. The Separation Plan does not contain any single trigger payments or tax gross-ups, and severance is capped at one or two times base salary and bonus, depending on the executive.

Annual and long-term performance goals are approved by the Committee at the beginning of each year after consideration of the Company’s prior year performance, budgeted performance for the performance period, and anticipated market and economic conditions for the performance period.
Results of 2020 Shareholder Vote on Named Executive Officer Compensation
In May 2020, we held a shareholder advisory vote on the compensation paid to our NEOs, which resulted in the approval by a significant margin of the 2019 compensation paid to our NEOs, with approximately 82% of votes cast in favor of our say-on-pay proposal. Based on this feedback, and as the Company evaluated its compensation policies and practices throughout the remainder of 2020, our Board chose to make no significant changes to our existing executive compensation programs based on this vote result.
In connection with the Committee’s determination of 2020 executive compensation, the Company was mindful of the strong support our shareholders expressed for our pay-for-performance philosophy, which is designed to link the compensation paid to our executive officers, including NEOs, to the Company’s financial and share performance in order to ensure that we are delivering value to our shareholders and not merely performing well against our peers.
The remainder of this CD&A is divided into three parts:
1.	Summary of 2020 Compensation Arrangements, which provides a brief summary of how the Company determines executive compensation for the NEOs;
2.	Overview of Compensation Framework, which reviews in greater detail overall considerations in determining executive pay, as well as the key elements of 2020 executive compensation at the Company; and
3.	Other Compensation Practices, which apply to our NEOs’ other compensatory arrangements.

Summary of 2020 Compensation Arrangements
Determining the Chief Executive Officer’s Compensation
The compensation of our CEO, Robert Bauer, consists of three major components: base salary, annual cash incentives, and long-term incentives in the form of equity awards. On March 1, 2020, Mr. Bauer’s base salary was increased from $635,000 to $654,050, or 3%, in order to align his salary more closely to the market median of the Comparator Group. However, when the executive team determined to suspend pay increases Company-wide due to the impact of COVID-19 on the business, Mr. Bauer requested that the Board reverse the base salary increases for the executive team, including himself. Accordingly, Mr. Bauer’s salary was reduced back to $635,000 on April 1, 2020.
Mr. Bauer’s 2020 annual cash incentive awards were calculated relative to performance goals established at the beginning of the performance period and as described under the 2020 Annual Plan on pages 27-29. Mr. Bauer’s target annual incentive opportunity was increased to 100% of base salary in 2020 from 90% of base salary in 2019 to more closely align his annual incentive opportunity with the market median of the Comparator Group. As a result of the Company’s performance in 2020 and the decision by the Board to increase the payout as a percentage of target for the 2020 Annual Program by 10% (as described below), Mr. Bauer earned an aggregate annual cash incentive payout of $429,260, which is reflected in the Summary Compensation Table on page 35.
Based upon continuing improved business performance, Mr. Bauer’s long-term incentive equity award target for 2020 was $1,000,000, an increase from his 2019 award target of $850,000, which, in both years, was below the applicable median long-term incentive value for the Comparator Group.
Determining Compensation for Other Named Executive Officers
Each of our other NEOs is a leader of an individual business or function of the Company. All report directly to the CEO except for Mr. Kempton who is the Controller and Principal Accounting Officer and performed the duties of Chief Financial Officer after the resignation of Mr. Maloney. The CEO develops the objectives that each individual member of the executive management team is expected to achieve, against which the NEO’s performance is assessed. These objectives are reviewed with the Committee at the beginning of each year and are derived largely from the Company’s annual financial and strategic planning sessions in which the other NEOs participate and the Board reviews. The CEO leads the assessment of each other NEO’s individual performance against these objectives, as well as the Company’s overall performance and the performance of each NEO’s business or function. The CEO then makes a compensation recommendation to the Committee for each NEO in consultation with the Company’s SVP, Human Resources and Administration. The NEOs, including the CEO, do not participate in the final determination of their own compensation.
As discussed above, the Company’s general process involves using proxy data from the Comparator Group, a compensation survey, and the input of the independent compensation consultant, to determine competitive compensation levels for the NEOs and the other executive officers of the Company. As with the CEO, the NEOs’ compensation consists of three major components: base salary, annual cash incentives, and long-term incentives in the form of equity awards.
Determination of base salaries for the non-CEO NEOs is described further on page 27. As with the CEO, the 2020 annual cash incentive awards for these NEOs were determined in accordance with the 2020 Annual Plan, as described on pages 27-29, and their long-term incentive equity awards were granted in accordance with the long-term incentive program (the “LTIP”), as described on page 29.
Overview of Compensation Framework
The Company seeks to attract and retain talented and qualified executives through the use of compensation programs that are balanced and competitive. The Committee pursues this goal through its approval of executive officer compensation and, in the case of the CEO, recommending that the Board ratify his compensatory arrangements. The Committee’s executive compensation philosophy is to align compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.
The Committee generally aligns executive officer compensation with the Company’s performance in order to drive short-term achievement and create long-term shareholder value. Our compensation program reflects the goals of consistent behavior and balancing short and long-term interests. Due to the Company’s product mix and distinct manufacturing and distribution businesses, our Company does not have true “peers” among publicly-traded companies and, for this reason, the Committee believes that Company-specific performance measures, as opposed to performance goals measured relative to peer company performance, are most appropriate to incentivize management to achieve the business goals of the Company. Further, annual and long-term performance measures include a mix of factors to avoid over-emphasis on any single measure. A significant portion of the executive officers’ potential compensation is variable and earned under incentive plans that are based on the Company’s performance and the value delivered to the Company’s shareholders.
The Use of Market Compensation Data
The Committee’s objective is to pay executives fairly and competitively. Executive pay is measured against the Comparator Group and other market data (described below) to confirm that compensation is within the range of competitive practices.
Each year, to assist in its compensation decisions to determine market rates for overall compensation and each pay component, the Committee reviews market data drawn from the following sources: (i) survey from Willis Towers Watson and (ii) the compensation practices of the Comparator Group.
As stated above, the Committee does not believe the Company has true “peers” among publicly-traded organizations. Accordingly, the Committee reviews the compensation of certain publicly-traded companies that it believes are most comparable to the Company. The Comparator Group was selected based on the following criteria:
•	Revenues and assets ranging from approximately one-half to double those of the Company;
•	Market capitalization of less than $1.5 billion at the time of review by the Committee;
•	Generally less than 4,000 employees;
•	Lower gross margins and higher asset turnovers, likely indicating a distribution business element; and
•	Industry sector generally composed of materials and industrial companies.
The Committee used the following 18 Comparator Group companies for 2020 executive compensation purposes:
Alamo Group Inc.	Hawkins, Inc.	Orion Group Holdings, Inc.
Ampco-Pittsburgh Corporation	Lydall, Inc.	Quanex Building Products Corporation
CIRCOR International, Inc.	Manitex International, Inc.	Insteel Industries, Inc.
Columbus McKinnon Corporation	NN, Inc.	Houston Wire & Cable Company
Gibraltar Industries, Inc.	Haynes International, Inc.	Raven Industries, Inc.
The Gorman-Rupp Company	Lindsay Corporation	Sterling Construction Co., Inc.
Role of the Compensation Committee in Establishing Objectives
The Company’s overall executive compensation program is intended to create long-term value by retaining and rewarding outstanding leaders and motivating them to perform at the highest level. Incentives are designed to reward financial and operating performance. After considering the compensation practices of the Comparator Group and the Willis Towers Watson compensation survey, the Committee exercises its judgment in making decisions on individual executive compensation components, including the amount and allocation of compensation. The Committee annually reviews and, if appropriate, adjusts these compensation components based on market and business conditions.
The Committee believes that a significant portion of an executive’s compensation should be delivered through performance-based incentive compensation. Each year, the Committee identifies a variety of financial metrics and establishes rigorous annual and three-year performance goals as the basis for motivating and rewarding executives and aligning compensation with the performance of the Company.

If the Company’s performance exceeds our goals and expectations, the incentive plans pay above the targeted level. If the Company’s performance falls below our goals and expectations, the incentive plans pay either below the targeted level, or nothing if threshold performance is not met. The 2020 Annual Plan and the PSU component of the LTIP include payout limits to prevent excessive payments and discourage executives from engaging in inappropriately risky behavior that may be contrary to the best interests of the Company and its shareholders. In 2020, potential compensation for current NEOs was allocated among each compensation element as follows:

Robert P. Bauer
28%
28%
44%
Fixed Cash Base Salary
Cash Target Annual Incentive Income
Long-Term Target Equity Compensation

All Other NEOs
45%
21%
34%
Fixed Cash Base Salary
Cash Target Annual Incentive Income
Long-Term Target Equity Compensation

Notes:
Fixed cash base salary includes base salary earned in 2020 as disclosed in the Summary Compensation Table on page 35.
Annual and long-term incentive percentages are calculated based on salary disclosed in the Summary Compensation Table on page 35, with the annual and long-term incentives being reflected at target.
Compensation Elements
Compensation of our NEOs includes base salary, annual cash incentive awards, and long-term equity awards paid under the LTIP.

Base Salary and Rescission of 2020 Salary Increases Due to Uncertainty Regarding the COVID-19 Pandemic
Base salaries are reviewed annually and any increases are effective on March 1 for all NEOs. In 2020, base salary increases for each NEO were initially made according to historic practice effective March 1 after considering each NEO’s performance and reviewing compensation data from the Comparator Group and other similarly-sized organizations included in the Willis Towers Watson compensation survey. With respect to the Comparator Group and the survey, the 50th percentile is targeted. However, after considering the potential business impact of the COVID-19 pandemic in March 2020, the CEO and management believed it was prudent to rescind all employee salary increases for 2020 and requested that the Committee and the Board approve rescission of the salary increases of the executive officers effective April 1, 2020. Base salaries were subsequently reduced to 2019 levels. As a result, our NEOs only received one-twelfth of the initially-approved annual base salary increases that had gone into effect in March 2020. Salary amounts actually paid in 2020 are reflected in the Summary Compensation Table.
2020 Annual Plan
The 2020 Annual Plan was designed to provide performance-based cash compensation for the performance period of January 1, 2020 through December 31, 2020 and align NEO compensation with the achievement of performance goals that support the Company’s business strategy. The Committee approved the following 2020 performance measures and goals for the awards under the 2020 Annual Plan:
•	2020 Corporate Adjusted EBITDA[1]
•	2020 Corporate Working Capital as a Percentage of Sales[2]
To determine an NEO’s annual incentive opportunity, base salary is multiplied by a target percentage to obtain a target award. Target percentages for each NEO’s position approximate the market median. For this 2020 Annual Plan, each NEO was assigned the following target opportunity expressed as a percentage of base salary:
Name	Target Percentage
Robert P. Bauer	100%
James P. Maloney	50%
James M. Kempton	35%
John F. Kasel	60%
Patrick J. Guinee	45%
Brian H. Kelly	45%
The table below illustrates the 2020 performance measures and weighting applicable to the 2020 Annual Plan, as assigned to each NEO:
Performance Metric	Robert P. Bauer	James P. Maloney	James M. Kempton	John F. Kasel	Patrick J. Guinee	Brian H. Kelly
Corporate Adjusted EBITDA	75%	75%	75%	75%	75%	75%
Corporate Working Capital as a Percentage of Sales	25%	25%	25%	25%	25%	25%

The actual individual payments to NEOs are calculated based on individual NEO target award opportunity multiplied by the actual level of attainment of each performance metric relative to performance goals established at the beginning of the performance period. The 2020 performance goals and payout percentage for each metric are summarized below:
Corporate Adjusted EBITDA Performance and Payout Ranges
2020 Corporate Adjusted EBITDA	2020 Payout Range
130% and over	200%
100%	100%
70%	50%
Less than 70%	0%
2020 Actual Corporate Adjusted EBITDA Attainment	2020 Payout as % of Target
Corporate
70.2%	50.3%
Corporate Working Capital as a Percentage of
Sales Performance and Payout Ranges
2020 Working Capital as a Percentage of Sales Goals	2020 Payout Range
86% and under	200%
100%	100%
121.5%	50%
Greater than 121.5%	0%
2020 Actual Attainment	2020 Payout as % of Target
Corporate
108.9%	79.4%
Corporate Adjusted EBITDA Target and Actual Performance and 2020 Payout
	2020 Target Performance Goal (in millions)	2020 Actual Performance (in millions)	2020 Payout as a % of Target
Mr. Bauer	$45.8	$32.2	50.3%
Mr. Maloney	$45.8	$32.2	0%
Mr. Kempton	$45.8	$32.2	50.3%
Mr. Kasel	$45.8	$32.2	50.3%
Mr. Guinee	$45.8	$32.2	50.3%
Mr. Kelly	$45.8	$32.2	50.3%
Corporate Working Capital as a Percentage of Sales Target and
Actual Performance and 2020 Payout
	2020 Target Performance Goal	2020 Actual Performance	Payout as a % of Target
Mr. Bauer	22.4%	24.4%	79.4%
Mr. Maloney	22.4%	24.4%	0%
Mr. Kempton	22.4%	24.4%	79.4%
Mr. Kasel	22.4%	24.4%	79.4%

	2020 Target Performance Goal	2020 Actual Performance	Payout as a % of Target
Mr. Guinee	22.4%	24.4%	79.4%
Mr. Kelly	22.4%	24.4%	79.4%
Impact of the COVID-19 Pandemic on the Annual Plan
The impact of the COVID-19 pandemic on the business was significant, as management acted quickly to respond to a multitude of different and changing federal, state, provincial, and local health department and other regulatory orders and requirements, including new customer and supplier protocols, in order to maintain operations. All segments of the L.B. Foster business were considered essential businesses, and as such, management took various actions to continue operations while implementing safety measures to protect the health of its employees, including implementation of its Pandemic Action Plan, which included enhanced cleaning protocols, mask requirements, social distancing, reconfiguration of workspaces, rotations for offices, temperature screenings, and remote work where appropriate. Additionally, despite a considerable drop in revenue related to delays in customer spending and product shipments, management sought to reward and recognize employees as they worked to ensure the Company provided products and services to critical infrastructure industries.
The Compensation Committee and the Board chose to recognize the achievements of its NEOs under very difficult pandemic conditions. After careful consideration, the Board determined to increase the payout as a percentage of target for the 2020 Annual Plan by 10% over the amount earned based on metric performance alone. This decision was based on the performance of the NEOs during the pandemic, rewarding management for maintaining a focus on the safety and well-being of employees, managing cash to meet financial obligations, undertaking strategic initiatives to protect shareholder interests, and positioning the Company for success in the post-pandemic environment. All other employees were provided with additional financial rewards in recognition of their roles in maintaining operations and ensuring a safe environment during the pandemic.
Actual cash incentive awards earned and paid to the NEOs under the 2020 Annual Plan in 2020 are included in the Summary Compensation Table on page 35. The 10% discretionary award was calculated based on attainment of weighted Annual Plan metrics as set forth below.
2020 Plan Metric	2020 Payout as a % of Target	2020 Plan Component Weighting	Weighted 2020 Payout as a % of Target
Corporate Adjusted EBITDA	79.4%	25.0%	19.9%
Corporate Working Capital as a % of Sales	50.3%	75.0%	37.7%
Discretionary Award Approved by Board of Directors			10.0%
Total 2020 Payout as a % of Target			67.6%
Long-Term Incentive Plan
2020 Long-Term Incentive Awards
The LTIP under the Omnibus Plan provides (i) NEOs with an incentive to remain with the Company, (ii) a means for NEOs to build ownership in the Company, and (iii) alignment with the value of NEOs’ awards and the Company’s long-term financial performance. In 2020, the Committee approved annual grants of equity to each NEO, consisting of two components: time-vested restricted stock and PSUs.
For each NEO, 34% of the target long-term incentive value was granted in the form of time-vested restricted stock, which vests ratably in one-third installments over a three-year period from grant. The average closing price per share of the Company’s common stock during the first 15 calendar days of February 2020 was used to determine the number of shares granted to each executive. The Committee believes that restricted stock awards recognize the cyclicality of the Company’s markets, promote executive retention and build ownership in the Company. Restricted stock also aligns our NEOs’ compensation and Company performance by conditioning a portion of the incentive opportunity upon appreciation of share value.
The remaining 66% of an NEO’s target long-term incentive award for 2020 was granted in the form of PSUs, with the number of units determined in the same manner as the portion granted in restricted stock for each NEO, including the CEO. The PSUs have a performance period of January 1, 2020 through December 31, 2022, and will be paid in shares of the Company’s common stock and earned, if at all, based on the Company’s achievement of two equally-weighted performance goals of (i) Average ROIC3, calculated with reference to the ROIC percentages for each calendar year in the performance period; and (ii) Cumulative Adjusted EBITDA4 measured over a cumulative three-year performance period. The PSUs are designed to align compensation and Company performance by making our NEOs’ long-term incentive compensation over a three-year performance period contingent upon the Company’s 2020-2022 Average ROIC and Cumulative Adjusted EBITDA.
In 2020, the Committee approved the following target long-term incentive values for each NEO, to be allocated between restricted stock awards and PSUs:
Name	Target ($)
Robert P. Bauer	$1,000,000
James P. Maloney	$275,000
James M. Kempton	$85,000
John F. Kasel	$400,000
Patrick J. Guinee	$230,000
Brian H. Kelly	$230,000
Based on these target values, the NEOs were awarded the following restricted stock and PSU awards:
Name	Restricted Stock	2020-2022 PSUs (at Target)
Robert P. Bauer	18,837	36,566
James P. Maloney	5,180	10,056
James M. Kempton	1,601	3,108
John F. Kasel	7,535	14,626
Patrick J. Guinee	4,332	8,410
Brian H. Kelly	4,332	8,410
The number of PSUs to be earned at the end of the performance period will be determined in accordance with the following formula over the 2020-2022 performance period:
PSUs awarded (at target) x (ROIC Percent of PSUs Earned x 0.50) + PSUs awarded (at target) x
(Cumulative EBITDA Percent of PSUs Earned x .50) = Total Earned PSUs
Average ROIC
2020-2022 Average ROIC Achievement Levels and Payout Percentages
Level of Performance	Average ROIC	Percent of PSUs Earned
Below Threshold	Below 9.0%	0%
Threshold	Equal to 9.0%	25%
Target	Equal to 12.0%	100%
Outstanding	Equal to or Greater than 14.0%	200%
Cumulative Adjusted EBITDA
2020-2022 Cumulative Adjusted EBITDA Achievement Levels and Payout Percentages
Level of Performance	Cumulative EBITDA Achieved	Percent of PSUs Earned
Below Threshold (<70%)	<$110.1M	0%
Threshold (70%)	$110.1M	35%
Target (100%)	$157.3M	100%
Outstanding (130%)	$204.5M	200%

For more information regarding the 2020 PSU and restricted stock awards granted to our NEOs, please see the Summary Compensation Table and Grants of Plan-Based Awards in 2020. Straight line interpolation is used to calculate results that fall between levels in the tables above.
2018-2020 Performance Share Unit Awards
The performance goals applicable to the PSU awards granted to our NEOs in 2018 were equally weighted as Corporate ROIC5 and EBITDA Compound Annual Growth Rate (“CAGR”)6 and were measured over a performance period of January 1, 2018 through December 31, 2020. The formulas applicable to each of the Corporate ROIC and EBITDA CAGR metrics are described on pages 27-30 of our proxy statement filed on April 11, 2019.
Actual Corporate ROIC achievement for the 2018-2020 performance period was derived by averaging the actual ROIC in fiscal years 2018, 2019, and 2020 (11.3%, 12.2%, and 9.1% respectively). The average ROIC over the 2018-2020 performance period was below target at 10.9%, which resulted in a payout of 30% PSUs earned as to this metric. The EBITDA CAGR achievement for the 2018-2020 performance period was (-4.1)%, which resulted in no PSUs earned for this metric. The overall payout for the 2018-2020 PSU award was 15% of target.
Impact of COVID-19 on the Long-Term Incentive Plan (LTIP)
Although the business results were significantly impacted by the pandemic, the Compensation Committee and the Board of Directors did not make any adjustments to the metrics or payouts of the performance shares of the 2018 – 2020 LTIP, which shares were paid out as earned according to the original performance targets without adjustment or consideration with respect to the effect of the pandemic on business operations or results.
Other Compensation Practices
Retirement Plans
The NEOs participate in the Company’s 401(k) and Profit Sharing Plan (“401(k) Plan”), a defined contribution retirement plan, qualifying under Section 401(k) of the Code, which is available to a broad segment of the Company’s employees. The Company’s contributions for 2020 to the 401(k) Plan with respect to our NEOs are included in the Summary Compensation Table (see page 35). Due to the impact of the COVID-19 pandemic on the Company’s results, there was no discretionary profit-sharing contribution made under the 401(k) Plan for 2020 for any NEO.
The Company also maintains a Supplemental Executive Retirement Plan (the “SERP”) under which executive officers may accrue benefits unavailable under the 401(k) Plan because of Internal Revenue Code (the “Code”) limitations. These benefits are also included in the Summary Compensation Table and 2020 Non-Qualified Deferred Compensation table (see pages 35 and 40, respectively).
The Company maintains these retirement plans for retention purposes and to provide a competitive opportunity for the Company’s employees to obtain a secure retirement.
Anti-Hedging and Anti-Pledging Policy
The Company’s Anti-Hedging and Anti-Pledging Policy is explained on page 20 above.
No Employment Agreements
The Company does not currently provide its NEOs with formal employment agreements.
Separation Plan and Change-In-Control Arrangements
The Separation Plan provides severance in the event of both a change-in-control of the Company and a qualifying termination of a NEO’s employment, and includes Mr. Bauer as a participant. The Committee believes that providing severance in these situations is beneficial to shareholders so that executives may remain unbiased when evaluating a transaction that may be beneficial to shareholders, yet could negatively impact their continued employment with the Company. In the event a participant experiences a qualifying employment termination in connection with a change-in-control of the Company, such participant is entitled to receive the participant’s base salary plus the average of the participant’s annual cash bonuses paid or due and payable over the prior three calendar years multiplied by a “Benefit Factor” (subject to execution (and non-revocation) of a release of claims and compliance with confidentiality and one-year non-compete and customer and employee non-solicit obligations). In February 2021, the Committee amended the Separation Plan to replace the average cash bonus with target bonus opportunity in calculating payments under the Plan.
The participants’ Benefit Factors are as follows:
Benefit Factor
CEO and Senior Vice Presidents	2
Vice Presidents	1
Subject to compliance with the obligations in the release, a participant also will be paid $15,000 for outplacement services, and provided medical, dental, and vision insurance for up to 18 months post-employment. A participant will not be entitled to these payments and benefits under the Separation Plan, unless both: (i) a change-in-control has occurred; and (ii) the participant’s employment has been terminated (involuntarily without “cause” or for “good reason”).
Our PSUs and restricted stock award agreements also include change-in-control provisions. In the event of a change-in-control, the Committee may, in its discretion, determine that PSU awards are deemed earned at a target award level on a pro-rated basis (generally based on the number of months elapsed during the applicable performance period prior to the change-in-control). For restricted stock awards, such awards will only vest if an executive experiences a qualifying termination of employment in connection with a change-in-control (double trigger).
Any payment to a participant that would constitute an “excess parachute payment” within the meaning of Section 280G of the Code will cause the payment to be reduced to an amount, which maximizes the aggregate present value of the payment, without causing any payment to be subject to the limitation of deduction under Section 280G. See pages 44-46 for estimates on the benefits the NEOs would have received if a participant was terminated on December 31, 2020, in connection with a change-in-control.
Stock Ownership Policy
The Company’s Stock Ownership Policy requires our CEO to own stock valued at least 5 times his salary. Senior Vice Presidents are required to own stock valued at least 2.5 times their respective salaries, and Vice Presidents are required to own stock valued at least 1.5 times their respective salaries. The Stock Ownership Policy requires executives to retain 100% of the shares that are earned or that vest (net of tax) at any time while the value of current holdings is below the target requirement. Shares that count toward the requirement include unvested restricted shares, shares acquired through employee benefit plans, and shares held outright by the executive. In cases of hardship, the CEO may recommend to the Committee, and the Committee may grant the executive, permission to sell shares even if the Policy requirement has not been met. The Committee believes that such ownership requirements will discourage executives from taking any excessive long-term risks.
Right of Recovery (Clawback)
The Company has adopted policies regarding the Committee’s authority to adjust or recover annual incentive or PSU payments or awards if the Committee finds certain recipients of such awards culpable in connection with an accounting restatement due to material non-compliance with financial reporting requirements.
Other Corporate Plans
At various times in the past, the Company has adopted certain employee benefit plans in which NEOs have been permitted to participate. The Company also provides certain executive officers with life and long-term disability programs. The incremental cost to the Company of our NEOs’ benefits provided under these programs is included in the Summary Compensation Table (see page 35). Benefits under these plans are not directly or indirectly tied to Company performance.
The Company also provides limited perquisites to the NEOs, which may include car allowances or use of a leased car, financial planning services, and membership in athletic or social clubs. The Company’s incremental costs for these perquisites are included in the Summary Compensation Table.

Footnote Definitions for Section: Executive Compensation
1
“2020 Corporate Adjusted EBITDA” (Earnings before interest, taxes, depreciation, and amortization) means with respect to the Company, for the 2020 fiscal year (i) income from continuing operations; (ii) plus income tax expense; (iii) plus interest expense; (iv) minus interest income; (v) plus depreciation expense; and (vi) plus amortization expense. Adjusted EBITDA will be calculated to reflect: (a) the effect of changes in accounting principles or tax laws, (b) divestitures of properties, businesses, investments, equity in affiliates or held for sale discontinued operations, (c) costs of acquisitions or potential acquisitions, purchase accounting and operating results of acquisitions completed during the 2019 fiscal year, (d) any significant or non-recurring items, and (e) the impact on any Operating Unit attributable to any administrative intercompany charges related to transfer pricing compliance where the consolidated impact is zero.

2
“2020 Corporate Working Capital as a Percentage of Sales” means with respect to the Company, for the 2020 fiscal year, the average monthly balances of Inventory and Accounts Receivable less the average monthly balances of Accounts Payable and Deferred Revenue divided by annual net sales, provided however that all the above items, will be determined taking into account: (i) the effect of changes in accounting principles or tax law, (ii) divestitures of properties, businesses, investments, equity in affiliates or held for sale discontinued operations, and (iii) costs of acquisitions or potential acquisition, purchase accounting and operating results of an acquisition completed during the 2020 fiscal year.

3
“2020-2022 Average ROIC” means, with respect to any calendar year: (i) pre-tax earnings from continuing operations before interest income and interest expense and amortization charges, divided by (ii) an average of month end total assets less the sum of cash, marketable securities, and non-interest bearing current liabilities, determined in accordance with generally accepted accounting principles. ROIC will be calculated with regard to: (a) effects of changes in accounting or tax law, (b) divestitures of properties, businesses, investments, equity in affiliates or held for sale discontinued operations and the costs associated with these actions, (c) costs of any acquisition or potential acquisition, purchase accounting and other non-operating results of an acquisition completed during the period, and (d) any significant or non-recurring item(s).

ROIC will be expressed as a percentage (%) and calculated annually for the Company for each calendar year in the three-year performance period. The Average ROIC for the three-year performance period will be calculated by aggregating ROIC percentages as calculated for each year and dividing by three (3), rounded to the nearest tenth of a percentage.
4
2020-2022 Cumulative Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Cumulative EBITDA) means, with respect to the Company, (i) income from continuing operations; (ii) plus income tax expense; (iii) plus interest expense; (iv) minus interest income; (v) plus depreciation expense; (vi) plus amortization expense; and with regard to: (a) effects of changes in accounting or tax law, (b) divestitures of properties, businesses, investments, equity in affiliates or held for sale discontinued operations and the costs associated with these actions, (c) costs of any acquisition or potential acquisition, purchase accounting and other non-operating results of an acquisition completed during the period, and (d) any significant or non-recurring item(s).

Adjusted EBITDA is calculated each year of the three-year plan period. The sum of the three years adjusted EBITDA is the Cumulative Adjusted EBITDA result that is measured against the Cumulative EBITDA target. Cumulative EBITDA targets are derived using a growth rate that results in increasing profit necessary year over year to attain the goal.
Included in this Compensation Discussion and Analysis are certain non-GAAP financial measures that management and the Board use to measure the Company’s performance for incentive compensation purposes. Management and the Board believe that these measures, considered along with the corresponding GAAP measures, provide management and investors with useful information in understanding our operating results and related incentive compensation programs, as well as in measuring our operating results against the operating results of other companies.

COMPENSATION COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this Proxy Statement, the following Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE

Robert S. Purgason, Chairman
William H. Rackoff
Dirk Jungé
Bradley S. Vizi

SUMMARY COMPENSATION TABLE – 2020, 2019, 2018
The following table sets forth information regarding compensation of the Company’s NEOs for the years 2018, 2019 and 2020:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Robert P. Bauer President and CEO	2020	$636,583	$63,500	$990,052	$365,760	$105,398(4)	$2,161,293
	2019	$635,000	—	$844,288	$511,493	$105,108	$2,095,889
	2018	$631,333	—	$865,345	$627,999	$127,562	$2,252,239

James P. Maloney (5) Sr VP and CFO	2020	$182,554	—	$272,267	$0	$15,825(6)	$470,646
	2019	$337,969	—	$273,161	$152,451	$34,531	$798,112
	2018	$322,875	—	$270,409	$188,749	$38,664	$820,697

James M. Kempton(7) Corporate Controller and Principal Accounting Officer	2020	$185,782	$6,502	$84,150	$37,454	$16,853(8)	$330,741

John F. Kasel Sr VP and COO	2020	$441,461	$26,488	$396,017	$152,569	$74,829(9)	$1,091,364
	2019	$364,413	—	$298,003	$157,454	$68,912	$888,782
	2018	$340,405	—	$292,068	$154,095	$113,889	$900,457

Patrick J. Guinee SVP, General Counsel and Secretary	2020	$324,278	$14,532	$227,700	$83,704	$47,356(10)	$697,570
	2019	$319,411	—	$198,651	$130,060	$47,776	$695,898
	2018	$298,080	—	$183,864	$158,018	$55,718	$695,680

Brian H. Kelly, SVP, HR and Administration	2020	$299,196	$13,396	$227,700	$77,166	$59,719(11)	$677,177
	2019	$293,196	—	$198,651	$119,901	$58,404	$670,152
	2018	$266,543	—	$141,702	$183,864	$40,203	$632,312
(1)
Amounts were paid as discretionary bonuses for the fiscal year and represent an additional 10% attainment beyond the weighted attainment of the annual cash incentive award earned under the Executive Annual Incentive Compensation Plan (see “Non-Equity Incentive Plan Compensation” column and footnote (3) to this table) based on actual performance against that Plan’s metrics in recognition of achievements during the Covid-19 pandemic to maintain operations and ensure employee safety. See page 29 entitled “Impact of the Covid-19 Pandemic on the Annual Plan” for a discussion of this award.

(2)
For 2020, the amounts represent the aggregate grant date fair value of the 2020-2022 LTIP awards computed in accordance with FASB ASC Topic 718 (ASC 718) (excluding the effect of estimated forfeitures); this grant consists of a combination of restricted stock and PSUs. For a discussion of valuation assumptions, see Note 15 of the Company’s 2020 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The 2020 amounts listed in this table use the closing price of Company stock per share on February 20, 2020 of $17.87 and for the PSUs, the amounts are based on target performance. Maximum opportunity for PSUs is $1,306,869 for Mr. Bauer; $ 359,401 for Mr. Maloney; $111,080 for Mr. Kempton; $522,733 for Mr. Kasel; $300,573 for Mr. Guinee; and $300,573for Mr. Kelly. Mr. Maloney forfeited his 2020-2022 LTIP award on his date of termination of July 13, 2020.

(3)	Amounts represent cash awards paid under the Executive Annual Incentive Compensation Plan. For further information, please see pages 27-29.
(4)
For Mr. Bauer, the 2020 amount includes: a 401(k) Company match; SERP contribution of $34,523; auto allowance of $12,000; Company-paid life insurance premium; Company-paid long-term disability premium; club memberships of $31,346; and $14,445 for financial planning services.

(5)	Mr. Maloney resigned effective July 13, 2020 and forfeited unvested equity awards and the right to receive his annual cash incentive award.
(6)	For Mr. Maloney, the 2020 amount includes: a 401(k) Company match of $7,803; an auto allowance of $6,433; Company-paid life insurance premium; and Company-paid long-term disability premium.
(7)	Mr. Kempton was hired on February 19, 2020.

(8)	For Mr. Kempton, the 2020 amount includes: a 401(k) Company match of $6,450; an auto allowance of $8,925; Company-paid life insurance premium; and Company-paid long-term disability premium
(9)
For Mr. Kasel, the 2020 amount includes: a 401(k) Company match of $11,329; a SERP contribution of $12,434; an auto allowance of $12,000; Company-paid life insurance premium; Company-paid long-term disability premium; club membership of $21,067; and $14,445 for financial planning services.

(10)
For Mr. Guinee, the 2020 amount includes: a 401(k) Company match of $11,176; a SERP contribution of $6,774; an auto allowance of $12,000; Company-paid life insurance premium; Company-paid long-term disability premium; and $14,445 for financial planning services.

(11)
For Mr. Kelly, the 2020 amount includes: a 401(k) Company match of $8,825; a SERP contribution of $5,364; an auto allowance of $12,000; Company-paid life insurance premium; Company-paid long-term disability premium; club membership of $14,013; and financial planning services of $14,445.

GRANTS OF PLAN-BASED AWARDS IN 2020
The following table provides information on 2020 Non-Equity and Equity Incentive Plan Awards:
NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert P. Bauer	—	317,500	635,000	1,270,000	—	—	—	—	—
	2/20/20	—	—	—	10,970	36,566	73,132	—	653,435
	2/20/20	—	—	—	—	—	—	18,837	336,617

James P. Maloney[5]	—	85,169	170,337	340,674	—	—	—	—	—
	2/20/20	—	—	—	3,017	10,056	20,112	—	179,700
	2/20/20	—	—	—	—	—	—	5,180	92,567

James M. Kempton	—	32,512	65,024	130,048	—	—	—	—	—
	2/20/20	—	—	—	932	3,108	6,216	—	55,540
	2/20/20	—	—	—	—	—	—	1,601	28,610

John F. Kasel	—	132,439	264,877	529,754	—	—	—	—	—
	2/20/20	—	—	—	4,388	14,626	29,252	—	261,367
	2/20/20	—	—	—	—	—	—	7,535	134,650

Patrick J. Guinee	—	72,660	145,320	290,640	—	—	—	—	—
	2/20/20	—	—	—	2,523	8,410	16,820	—	150,287
	2/20/20	—	—	—	—	—	—	4,332	77,413

Brian H. Kelly	—	72,660	145,320	290,640	—	—	—	—	—
	2/20/20	—	—	—	2,523	8,410	16,820	—	150,287
	2/20/20	—	—	—	—	—	—	4,332	77,413
(1)
These grants reflect awards issued under the Annual Plan in 2020 as discussed on pages 27-29. Amounts actually paid under this plan to NEOs for 2020 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These grants reflect awards of PSUs granted under the LTIP and the Company’s 2006 Omnibus Incentive Plan, as amended and restated, for 2020 as discussed on pages 29-31.
(3)
This column includes restricted stock awards under the LTIP and the Company’s 2006 Omnibus Incentive Plan, as amended and restated, for 2020 as discussed on pages 29-31. The fair market value for these shares on the grant date of February 20, 2020 was $17.87, the closing price per share on that day.

(4)
Reflects grant date fair value of PSU and restricted stock awards determined in accordance with ASC 718. For a discussion of the valuation assumptions, see Note 15 of the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(5)	Mr. Maloney resigned effective July 13, 2020. As a result, he did not receive any payout under the Annual Plan and he forfeited his PSU and restricted stock awards.
Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of our plans and other compensatory arrangements with our NEOs that are reported in the Summary Compensation Table and Grants of Plan-Based Awards Table.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
Our NEOs held no outstanding stock options at fiscal year-end. The following table sets forth information regarding unvested stock awards awarded to the NEOs as of December 31, 2020:
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert P. Bauer	35,617	$536,036	104,490	$1,572,575
James P. Maloney*	—	—	—	—
James M. Kempton	1,601	$24,095	6,216	$93,551
John F. Kasel	17,115	$257,581	40,320	$606,816
Patrick J. Guinee	11,894	$179,005	24,198	$364,180
Brian H. Kelly	11,894	$179,005	24,198	$364,180
*	Mr. Maloney resigned effective July 13, 2020. Unvested shares were forfeited.
(1)	This column includes unvested restricted stock awards granted under the LTIP in 2017, 2018, 2019, and 2020. The vesting schedule of the restricted stock awards is described below:
Name	Grant Date	Vesting Date	Unvested Restricted Stock
2017 Restricted Stock Awards
John F. Kasel	02/14/17	4-year graded vesting; vests 50% in second year and 25% in years 3 and 4	3,750
Patrick J. Guinee	02/14/17	4-year graded vesting; vests 50% in second year and 25% in years 3 and 4	3,750
Brian H. Kelly	02/14/17	4-year graded vesting; vests 50% in second year and 25% in years 3 and 4	3,750
2018 Restricted Stock Awards
Robert P. Bauer	02/22/18	3-year graded vesting; vests 33 1/3% per year over 3-year period	2,558
John F. Kasel	02/22/18	3-year graded vesting; vests 33 1/3% per year over 3-year period	863
Patrick J. Guinee	02/22/18	3-year graded vesting; vests 33 1/3% per year over 3-year period	544
Brian H. Kelly	02/22/18	3-year graded vesting; vests 33 1/3% per year over 3-year period	544
2019 Restricted Stock Awards:
Robert P. Bauer	02/21/19	3-year graded vesting; vests 33 1/3% per year over 3-year period	10,770
John F. Kasel	02/21/19	3-year graded vesting; vests 33 1/3% per year over 3-year period	3,802
Patrick J. Guinee	02/21/19	3-year graded vesting; vests 33 1/3% per year over 3-year period	2,534
Brian H. Kelly	02/21/19	3-year graded vesting; vests 33 1/3% per year over 3-year period	2,534
2020 Restricted Stock Awards:
Robert P. Bauer	02/20/20	3-year graded vesting; vests 33 1/3% per year over 3-year period	18,837
James M. Kempton	02/20/20	3-year graded vesting; vests 33 1/3% per year over 3-year period	1,601
John F. Kasel	02/20/20	3-year graded vesting; vests 33 1/3% per year over 3-year period	7,535
Patrick J. Guinee	02/20/20	3-year graded vesting; vests 33 1/3% per year over 3-year period	4,332
Brian H. Kelly	02/20/20	3-year graded vesting; vests 33 1/3% per year over 3-year period	4,332

This column also includes the 2018-2020 PSU awards granted under the LTIP. These awards were subject to forfeiture after the performance period (December 31, 2020) and prior to the distribution date (February 17, 2021) when the underlying performance achievement was certified. The performance attainment for the ROIC metric was 30% and the attainment of the EBITDA CAGR was 0%, resulting in an overall payout of 15% of target.
Name	Grant Date	Vesting Date	Unvested Restricted Stock
2018-2020 Performance Share Unit Awards:
Robert P. Bauer	02/22/18	3-year performance period ended 12/31/20; achievement certified and shares distributed 02/17/21	3,452
John F. Kasel	02/22/18	3-year performance period ended 12/31/20; achievement certified and shares distributed 02/17/21	1,165
Patrick J. Guinee	02/22/18	3-year performance period ended 12/31/20; achievement certified and shares distributed 02/17/21	734
Brian H. Kelly	02/22/18	3-year performance period ended 12/31/20; achievement certified and shares distributed 02/17/21	734
(2)	For Restricted Stock and PSUs, based on the Company’s December 31, 2020 closing price of $15.05 per share.
(3)
This column reflects the number of unvested PSU awards granted under the LTIP (for which the performance conditions have not been satisfied) as of December 31, 2020. The unvested PSU awards include the 2019 and 2020 awards as described below:

(3a)
the 2019-2021 PSU awards were granted on February 21, 2019. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company’s common stock in the calendar year immediately following the end of the performance period on a date determined in the Compensation Committee’s discretion, but in no event later than March 15, 2022. The number of shares included for these awards assumes target performance and includes as follows: Mr. Bauer 31,358 shares; Mr. Kasel 11,068 shares; Mr. Guinee 7,378 shares and Mr. Kelly 7,378 shares. The expected performance attainment for the ROIC portion of this grant as of December 31, 2021 is 79.2%, the expected attainment of the Cumulative Adjusted EBITDA portion of this grant is 61.3%.

(3b)
the 2020-2022 PSU awards were granted on February 20, 2020. Assuming the achievement of the underlying performance conditions, PSU awards will be settled and paid in shares of the Company’s common stock in the calendar year immediately following the end of the performance period on a date determined in the Compensation Committee’s discretion, but in no event later than March 15, 2023. The number of shares included for these awards assumes maximum performance and includes as follows: Mr. Bauer 73,132 shares; Mr. Kasel 29,252 shares; Mr. Guinee 16,820 shares, Mr. Kelly 16,820 shares; and Mr. Kempton 6,216 shares. The expected performance attainment for the ROIC portion of this grant as of December 31, 2022 is 100%, the expected attainment of the Cumulative Adjusted EBITDA portion of this grant is 100%.

(3c)
the 2018-2020 PSU awards that were granted on February 22, 2018 are contained in the Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested columns of this table.

2020 OPTION EXERCISES AND STOCK VESTED
There were no stock options exercised by our NEOs during 2020. The following table discloses the number of stock awards held by our NEOs that vested during 2020.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert P. Bauer	78,748	$1,383,602
James P. Maloney	17,618	$309,548
John F. Kasel	29,779	$524,942
James M. Kempton	—	—
Patrick J. Guinee	21,743	$383,750
Brian H. Kelly	20,734	$366,021
(1)
With respect to restricted stock, Mr. Bauer received distributions of, 4,117 shares on February 22, 2020 at $17.57 (closing price on February 21, 2020, the last preceding business day) per share, 2,557 shares on February 22, 2020 at $17.57 (closing price on February 21, 2020, the last preceding business day) per share 5,384 shares on February 21, 2020 at $17.57 (closing price on that day); Mr. Maloney received a distribution of 799 shares on February 22, 2020 at $17.57 (the closing price on February 21, 2020, the last preceding business day) per share, 1,742 shares on February 21, 2020 at $17.57 (closing price on that day); Mr. Kasel received distributions of 3,750 shares on February 14, 2020 at $18.03 (closing price on that day) per share,1,353 shares on February 22, 2020 at $17.57 (closing price on February 21, 2020, the last preceding business day), 863 shares on February 22, 2020 at $17.57 (closing price February 21, 2020, the last preceding business day) per share, 1,900 shares on February 21, 2020 at $17.57 (closing price on that day); Mr. Kempton receive no distributions in 2020; Mr. Guinee received a distribution of 3,750 shares on February 14, 2020 at $18.03 (closing price on that day) per share, 941 shares on February 22, 2020 at $17.57 (closing price on February 21, 2020, the last preceding business day) per share, 543 shares on February 22, 2020 at $17.57 (closing price on February 21, 2020, the last preceding business day) per share, 1,267 shares on February 21, 2020 at $17.57 (closing price on that day) per share; and Mr. Kelly received distributions of 3,750 shares on February 14, 2020 at $18.03 (closing price on that day) per share, 882 shares on February 22, 2020 at $17.57 (closing price on February 21, 2020, the last preceding business day), 543 shares on February 22, 2020 at $17.57 (closing price on February 21, 2020, the last preceding business day) per share, 1,267 shares on February 21, 2020 at $17.57 (closing price on that date). With respect to the 2017-2019 PSUs which underlying performance conditions were certified by the Compensation Committee of the Board of Directors as having been achieved and the shares distributed on February 22, 2020, Mr. Bauer received a distribution of 66,690 shares, Mr. Maloney received distributions of 15,077 shares, Mr. Kasel received a distribution of 21,913 shares, Mr. Guinee received a distribution of 15, 242 shares, and Mr. Kelly received a distribution of 14,292 shares, each at $17.57 (closing price on February 21, 2020, the last preceding business day. Please see the Outstanding Equity Awards at 2020 Fiscal Year End table for a discussion of the 2018-2020 PSU awards; those underlying performance conditions were certified by the Compensation Committee of the Board of Directors as having been achieved and the shares distributed in 2021.

2020 NON-QUALIFIED DEFERRED COMPENSATION
The following table discloses the contribution, earnings, and balances under the Company’s defined contribution plan that provides for the deferred compensation on a non-qualified tax basis:
Name	Registrant Contributions in 2020(1)	Aggregate Earnings in 2020(2)	Aggregate Balance at December 31, 2020(3)
Robert P. Bauer	$34,523	$5,518	$370,942
James P. Maloney	$0	$0	$0
James M. Kempton	$0	$0	$0
John F. Kasel	$12,434	$2,005	$134,785
Patrick J. Guinee	$6,774	$528	$35,504
Brian H. Kelly	$5,364	$767	$45,215
(1)	Amounts represent 2020 Company contributions to the SERP, which are included in the “All Other Compensation” column of the Summary Compensation table as described on page 35.
(2)
Amounts represent interest earned in 2020. In accordance with the SERP, the Company applies interest to the benefit amount using the calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31, 2020 or a one-year annualized Treasury Bill interest rate as of the last Friday of the year, whichever is higher. For 2020, these rates were 1.51% and .10%, respectively. The interest rate applied to the benefit in 2020 was 1.51%. The amounts are not included in the Summary Compensation Table as they are not considered to be “above market” or preferential.

(3)
Amounts represent total SERP balance as of December 31, 2020. Amounts also include Company contributions to the SERP which were reported in the Summary Compensation Table for the fiscal years in which the executive was a NEO: $39,320 (2019) and $57,547 (2018)) for Mr. Bauer; $9,869 (2019) and $6,329 (2018) Mr. Maloney; $9,540 (2019) and $13,637 (2018)) for Mr. Kasel; $7,897 (2019) and $10,336 (2018) for Mr. Guinee.

Supplemental Executive Retirement Plan (“SERP”)
The SERP is designed primarily for the purpose of providing benefits for a select group of management or highly compensated employees of the Company and its affiliates and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The SERP is an unfunded, unsecured obligation of the Company, the benefits of which will be paid from its general assets.
We established the SERP in order to attract and retain persons that we consider to be important to our success by providing benefits that are not restricted by the statutory limitations imposed on tax-qualified retirement plans by the federal income tax laws. Executives and other eligible individuals are participants in the SERP.
The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment with the Company or its affiliates is terminated, or if the Compensation Committee, in its sole discretion, determines that a participant will no longer be a participant, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate.
The benefit provided under the SERP equals the supplemental retirement contributions credited to the participant’s account under the SERP, if any, as adjusted for interest credits. For each year or portion of a year in which a participant participates in the SERP, the participant may be credited with a matching contribution and/or a profit sharing contribution. The matching contribution is the difference, if any, between (a) the matching contribution that would have been made under the 401(k) Plan if the participant had made elective contributions to such plan sufficient to generate the maximum rate of matching contribution available under such plan, without imposition of any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the same amount with the imposition of such limits. The profit sharing contribution is the difference, if any, between (a) the profit sharing contribution that would have resulted if the applicable percentage rate had been applied on the participant’s compensation without regard to any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the actual profit sharing contribution allocated to the participant under the 401(k) Plan. The interest credit is applied by the Company each December 31 to the amounts credited to each participant’s bookkeeping account at the greater of (a) a one-year annualized treasury bill interest rate as reported for the last Friday of each year, or (b) calendar year’s rate of return of Fidelity’s Managed Income Portfolio as of December 31 of such year.
The balance in a participant’s bookkeeping account generally becomes distributable, in the form of a lump sum, following the six-month anniversary of a participant’s separation from service due to involuntary termination by the Company (other than for cause) or retirement upon attainment of age 65 (or 55 with the Compensation Committee’s approval). Distributions may commence sooner for participants who are not considered “key employees” under the federal income tax laws and/or in the event of a participant’s death or separation from service due to disability, as defined in the SERP. No benefits are payable under the SERP if a participant terminates employment for any reason other than those specified above.
If a participant is discharged by the Company for cause (i.e., conduct that is injurious to the Company, conduct which intentionally violates either the Company’s written policies or the reasonable directives of the Company’s CEO, or the commission of a felony), such participant’s rights to any benefits under the SERP will be forfeited. If the Compensation Committee determines that a participant is engaged in conduct detrimental to the interests of the Company or has used or is using trade secrets or other confidential information gained while employed with the Company, the Compensation Committee may, upon written notice to the participant, suspend or forfeit the participant’s right to any benefit under the SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Change-In-Control
As discussed on page 23 and page 31, the Company has established the Separation Plan in order to retain and motivate its executives to focus on the Company’s successful operation, regardless of any real or perceived threat from a change-in-control. In certain circumstances, the Separation Plan provides for severance payments to our NEOs only upon a qualifying termination of employment in connection with a change-in-control. Certain of our stock and incentive plans and programs, and certain of our retirement plans also include change-in-control provisions or additional benefits upon termination. The following discussion explains the effects of termination, both within and outside of the context of a change-in-control, under the Separation Plan, our stock and incentive plans and programs, and our applicable retirement plans.
The payments and benefits detailed below are in addition to (i) any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis, and (ii) any accumulated vested benefits for each NEO, including those set forth in the 2020 Non-Qualified Deferred Compensation Table.
Termination of Employment - Outside of a Change-in-Control
Termination Provisions Under Our Equity and Annual Compensation Plans and Programs
We provide equity-based and cash-based long-term incentive awards for executives. Please see the Compensation Discussion and Analysis for further details of these programs.
Under the terms of the PSU Awards, in the event an awardee’s employment is terminated during a performance period by reason of death, disability, or retirement (as defined in the 2006 Omnibus Incentive Plan) on or after the one-year anniversary of the commencement of the applicable performance period, the awardee will be entitled to receive a pro-rated payment for any PSU, if earned, based on the number of complete months served by the awardee during such performance period (or the number of remaining months in the performance period, if the awardee commenced employment after the start of the applicable performance period).
The Executive Annual Incentive Compensation Plan provides that, in the event an awardee terminates employment prior to the actual payment of an award, such awardee generally will not be entitled to any payment except in the event of termination by reason of death, disability, or retirement (as such terms are defined in the Executive Annual Incentive Compensation Plan), in which case the awardee will be entitled to receive a pro-rated award reflecting the awardee’s service during the applicable performance period, subject to the Committee’s certification of the achievement of applicable performance goals, among other matters.
Termination Provisions Under Our SERP
We maintain various retirement programs, including the SERP. There are no additional benefits provided to our NEOs in the event of a termination of employment prior to a change-in-control. Additionally, an executive is not entitled to benefits under SERP if that executive is terminated for “cause” or if the executive terminates employment with the Company, other than pursuant to a retirement (including an early retirement approved by the Company), death, or disability.
Change-In-Control and/or Related Termination of Employment
Change-In-Control Provisions Under the Executive Annual Incentive Compensation Plan
In the event of a Change-in-Control (as defined in the Annual Plan), an awardee will generally be entitled to receive a lump sum cash payment equal to the pro-rated target bonus for the year in which the Change-in-Control occurs, which will be based on the portion of the year that the awardee was employed by the Company prior to the Change-in-Control. The Compensation Committee may, in its sole discretion, determine that an awardee is not entitled to such payment.

Change-In-Control Provisions Under the Key Employee Separation Plan
Cash severance pay. If a NEO’s employment is terminated during the 90-day period prior to, on, or within two years of a change-in-control, either by the executive for good reason or by the Company other than for cause, death, or disability, the executive will receive, in cash as severance pay (in addition to amounts earned by such NEO through the termination date), an amount equal to the product of: the NEO’s benefit factor (as noted on page 32 of this Proxy Statement) times the sum of (x) and (y) below:
(x)	the NEO’s base salary at the annual rate in effect on the termination date, plus
(y)
his target annual bonus opportunity under the Executive Annual Incentive Compensation Plan for the year in which the termination date occurs, multiplied by the average percentage of target achievement of the past three incentives paid under the Executive Annual Incentive Compensation Plan or, if greater, the three full calendar years ended before the change-in-control. Commencing in 2021, the multiplier was changed to target achievement.

Continuation of medical and welfare benefits. The NEO will receive the same or equivalent medical, dental, and vision benefits (through the payment of the NEO’s COBRA premiums) received at the date of termination until the earlier to occur of: (i) the NEO reaching the age of 65, (ii) the date the NEO is provided similar benefits by another employer, or (iii) the period to which the NEO is entitled to coverage under COBRA (generally, 18 months).
Outplacement Services. The Company will provide a payment of $15,000 to the NEO to cover outplacement assistant services.
Limitations. To the extent that payments would constitute “excess parachute payments” within the meaning of Section 280G of the Code, such payments will be limited to the maximum amount permitted to be paid without causing any payments to be subject to the limitation of deductions under Section 280G of the Code.
Under the Separation Plan, “Change-In-Control” and “Good Reason” are defined as follows (which definition of “Change-in-Control” is substantially similar as such definition in the 2006 Omnibus Incentive Plan and the Executive Annual Incentive Compensation Plan):
Change-In-Control - shall mean the first to occur, after the effective date of the Separation Plan, of any of the following:
(i)
any merger, consolidation, or business combination in which the stockholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;

(ii)	the sale of all or substantially all of the Company’s assets in a single transaction or a series of related transactions;
(iii)
the acquisition of beneficial ownership or control (including, without limitation, power to vote) of a majority of the outstanding common stock of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares); or

(iv)
a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board.

Upon the occurrence of a Change-in-Control as provided above, no subsequent event or condition shall constitute a Change-in-Control for purposes of the Separation Plan, with the result that there can be no more than one Change-in-Control under the Separation Plan.
Good Reason - shall mean the Participant’s separation from service by the Participant as a result of the occurrence, without the Participant’s written consent, of one of the following events:
(i)
A material reduction in the Participant’s annual Base Pay (as defined in the Separation Plan) (unless such reduction relates to an across-the-board reduction similarly affecting Participant and all or substantially all other executives of the Company and its affiliates);

(ii)
The Company makes or causes to be made a material adverse change in the participant’s position, authority, duties, or responsibilities which results in a significant diminution in the participant’s position, authority, duties, or responsibilities, excluding any change made in connection with (A) a reassignment to a new job position, or (B) a termination of participant’s employment with the Company for disability, cause, death, or temporarily as a result of participant’s incapacity or other absence for an extended period;

(iii)
A relocation of the Company’s principal place of business, or of participant’s own office as assigned to participant by the Company to a location that increases participant’s normal work commute by more than 50 miles; or

(iv)	Any other action by the Company that constitutes a material breach of the employment agreement, if any, under which participant’s services are to be performed.
In order for participant to terminate for Good Reason, (A) the Company must be notified by participant in writing within 90 days of the event constituting Good Reason, (B) the event must remain uncorrected by the Company for 30 days following such notice (the “Notice Period”), and (C) such termination must occur within 60 days after the expiration of the Notice Period.
Change-In-Control and Termination Provisions Under Our Equity Compensation Programs
Restricted Stock Grants - Restricted Stock awards generally will accelerate and vest only if both a Change of Control occurs prior to the end of the full vesting period and (i) participant experiences an involuntary separation from service by the Company other than due to (A) cause, (B) death, or (C) disability, or the participant terminates for Good Reason within the 90-day period immediately preceding a Change-in-Control, or (ii) the acquiring entity in a Change of Control does not assume awards into a substantially comparable award.
PSU Awards – In the event of a Change-in-Control (as defined in the 2006 Omnibus Incentive Plan), the Compensation Committee may, in its sole discretion, deem that awardees have earned their respective PSU awards at a target award level; provided that the awardee will only be entitled to a pro-rated portion of shares relating to such award based on the ratio of the number of complete months an awardee is employed or serves during the applicable performance period through the date of Change-in-Control (or the number of originally scheduled remaining months in the performance period if the awardee becomes an employee after the start of the performance period).
The following tables detail the incremental payments and benefits (above those already disclosed in this Proxy Statement) to which the NEOs would have been entitled under each termination of employment and change-in-control scenario, assuming the triggering event occurred on December 31, 2020. Mr. Maloney voluntarily resigned from the Company effective July 13, 2020, and did not receive any enhanced or special benefits in connection with his termination of employment, forfeited unvested restricted stock and PSU awards for performance periods which had not been completed, and is not entitled to any separation benefit under the Separation Plan.
Robert P. Bauer	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason(1)	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)		$429,260	$429,260	$429,260	$2,138,204
Benefits Continuation (3)					$23,655
Equity Awards (Unvested)		$355,472(5)	$355,472 (5)	$355,472 (5)	$498,063(6)	$355,472(6)
Outplacement Services					$15,000
SERP(4)	$370,942	$370,942	$370,942	$370,942	$370,942
Totals	$370,942	$1,155,674	$1,155,674	$1,155,674	$3,045,864	$355,472

James M. Kempton	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)		$43,956	$43,956	$43,956	$272,906
Benefits Continuation(3)					$33,774
Equity Awards (Unvested)		$12,993(5)	$12,993(5)	$12,993(5)	$15,592(6)	$12,993(6)
Outplacement Services					$15,000
SERP(4)	$0	$0	$0	$0	$0
Totals	$0	$56,949	$56,949	$56,949	$337,272	$12,993
John F. Kasel	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)		$179,057	$179,057	$179,057	$1,150,006
Benefits Continuation(3)					$23,655
Equity Awards (Unvested)		$132,656(5)	$132,656(5)	$132,656(5)	$184,422(6)	$132,656(6)
Outplacement Services					$15,000
SERP(4)	$134,785	$134,785	$134,785	$134,785	$134,785
Totals	$134,785	$446,498	$446,498	$446,498	$1,507,868	$132,656
Patrick J. Guinee	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)		$98,236	$98,236	$98,236	$844,552
Benefits Continuation(3)					$33,774
Equity Awards (Unvested)		$82,828(5)	$82,828(5)	$82,828(5)	$116,216(6)	$82,828 (6)
Outplacement Services					$15,000
SERP(4)	$35,504	$35,504	$35,504	$35,504	$35,504
Totals	$35,504	$216,568	$216,568	$216,568	$1,045,046	$82,828
Brian H. Kelly	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)		$90,562	$90,562	$90,562	$778,582
Benefits Continuation(3)					$33,774
Equity Awards (Unvested)		$82,828(5)	$82,828(5)	$82,828(5)	$116,216(6)	$82,828 (6)
Outplacement Services					$15,000
SERP(4)	$45,215	$45,215	$45,215	$45,215	$45,215
Totals	$45,215	$218,605	$218,605	$218,605	$988,787	$82,828
(1)
Under the Separation Plan, the Lump Sum Cash Payment is the awardee’s benefit factor multiplied by the sum of (i) base salary plus (ii) the awardee’s target bonus under the Executive Annual Incentive Compensation Plan for the year of termination multiplied by the average percentage of target achievement of the past three incentives paid under such Separation Plan. The Separation Plan provides that certain severance payments will be cut back to amounts that do not exceed each named executive officer’s respective safe harbor limit, as defined under the golden parachute rules of Internal Revenue Code Section 280G, however, the amounts reflected in the table show full payout value and assume no cut back.
(2)	The “Lump Sum Severance” amounts under the categories of death, disability and retirement are the payouts related to the Executive Annual Incentive Compensation Plan.
(3)
Under the Separation Plan, these benefits consist of continued medical, dental and vision benefits as described above. Benefits continuation is the cost of COBRA for the Company based on NEO's benefit elections as of December 31, 2020.

(4)
Payout of the SERP other than for retirement assumes the following: the NEO was terminated due to involuntary termination by the Company (other than for cause), death or disability. A SERP payout would not be made to a NEO that terminated voluntarily for any reason other than a qualified retirement per definition in the Separation Plan.

(5)
This is includes PSU award values that would be calculated in the “Non-Change-in-Control” situations of death, disability and retirement. These values represent the pro rata portion of the anticipated award earned at the end of the performance period compared to target based on the number of complete months served by the awardee during the entire performance period.

(6)	Assumes PSUs vesting at target and pro-rated for months elapsed as of December 31, 2020 for the thirty-six month performance period, using the closing price on December 31, 2020 of $15.05.

RATIO OF ANNUAL COMPENSATION FOR THE CEO TO OUR MEDIAN EMPLOYEE
We are required to disclose the ratio of compensation of our principal executive officer (CEO), Mr. Bauer, to our median employee’s annual total compensation. The values are as follows for 2020:
Mr. Bauer’s total annual compensation:	$2,161,293
Median Employee total annual compensation:	$57,809
Ratio of Median Employee’s Compensation to Mr. Bauer:	37:1
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, the Company may identify its median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year, subject to certain exceptions. In accordance with the SEC rules, the Company undertook the process of identifying a median employee for this year’s disclosure using our employee population as of December 31, 2020 of 986 employees reflecting a full fiscal and calendar year of compensation, and analyzing 2020 year-end earnings using tax forms W2 (U.S.), T4 (Canada), and P60 (U.K.) for all employees, excluding our CEO. Once we identified our median employee for purposes of this pay ratio disclosure, that employee’s total compensation was calculated using the same methodology required for disclosure of compensation to the CEO in 2020, under the requirements established by the SEC, in the Summary Compensation Table.
The pay ratio reported above is calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. Similarly, except as described above, we did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or to determine annual total compensation or any elements of annual total compensation for our median employee or the CEO.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee of the Board of Directors is composed of independent directors and oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for the appointment, compensation, and retention of the Corporation’s independent registered public accountants. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2020. The Audit Committee’s Charter is available on the Company’s website (www.lbfoster.com). The Audit Committee held five (one of which was telephonic) meetings during the 2020 fiscal year.
Management is responsible for the Company’s internal controls and for the financial reporting process. With respect to 2020, management advised the Audit Committee that all annual and quarterly financial statements reviewed by the Audit Committee had been prepared in accordance with generally accepted accounting principles.
The Audit Committee met and held discussions with Ernst & Young, who are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, regarding the audited financial statements, including a discussion of the quality, not just the acceptability, of the Company’s accounting principles and Ernst & Young’s judgment regarding these matters. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence. The Audit Committee concluded that Ernst & Young’s independence had not been impaired.
The Audit Committee discussed with the Company’s internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed the results of Ernst & Young’s quarterly review procedures with the Company’s CEO, CFO, and Controller and with Ernst & Young prior to the Company’s release of quarterly financial information.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

AUDIT COMMITTEE
Diane B. Owen, Chair
William H. Rackoff
Raymond T. Betler

ADDITIONAL INFORMATION
Management is not aware, at this time, of any other matters to be presented at the Annual Meeting. If, however, any other matters should come before the meeting or any postponement or adjournment thereof, the proxies will be voted at the discretion of the proxy holders.
If you wish to present a proposal for possible inclusion in our Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the SEC’s rules, you must send the proposal to: Patrick J. Guinee, Senior Vice President, General Counsel, and Corporate Secretary, L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220. Shareholder proposals for inclusion in our Proxy Statement for the Annual Meeting of Shareholders to be held in 2022 must conform to the requirements of Rule 14a-8 of the Exchange Act and be received by the Corporate Secretary of the Company on or before December 16, 2021.
Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2022 Annual Meeting of Shareholders (other than through a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act) must notify the Corporate Secretary of the Company in writing and provide the information required by the provision of our Bylaws dealing with advanced notice nominations and shareholder proposals. The notice must be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day (February 26, 2022) nor earlier than the close of business on the 120th day (January 27, 2022) prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2022 Annual Meeting or (ii) the 7th day following the day on which public announcement of the date of such meeting is first made.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available to shareholders. A shareholder may obtain a copy of such Annual Report, including the financial statements and the financial statement schedules, free of charge on our website at www.lbfoster.com or by writing to the Investor Relations Department, L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address with the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from such shareholders. Once shareholders have received notice from their broker that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent.
If, at any time, shareholders wish to begin, or no longer wish to participate in householding, they should notify their broker if shares are held in a brokerage account. Shareholders of record may request to begin or discontinue householding in the future by contacting our transfer agent, Broadridge, at 1-866-540-7095, by mail to Broadridge; ATTN: Householding Department; 51 Mercedes Way, Edgewood, NY 11717. Upon written or oral request, a separate copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to a shareholder at a shared address to which a single copy of the documents was delivered. Any such request should be addressed to: Investor Relations Dept., L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220, or may be made by calling the Company at (412) 928-3417.
Pittsburgh, Pennsylvania
April 15, 2021

LBFoster

L.B. FOSTER COMPANY
415 HOLIDAY DRIVE, SUITE 100
PITTSBURGH, PA 15220-2729
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FSTR2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44623-P49842-Z79168

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

L.B. FOSTER COMPANY

The Board of Directors recommends voting FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert P. Bauer
02) Lee B. Foster II
03) Dirk Jungé
04) Diane B. Owen
05) Robert S. Purgason
06) William H. Rackoff
07) Suzanne B. Rowland
08) Bradley S. Vizi
09) Raymond T. Betler

The Board of Directors recommends voting FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2021.	☐	☐	☐
3. Advisory approval of the compensation paid to the Company's named executive officers for 2020.	☐	☐	☐

NOTE: The proxies are also authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as the holder's name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 27, 2021:

The proxy statement and 2020 Annual Report to Shareholders are available at www.proxyvote.com.

D44624-P49842-Z79168

ANNUAL MEETING OF SHAREHOLDERS
May 27, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Lee B. Foster II and Robert P. Bauer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of L.B. Foster Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Daylight Time on May 27, 2021, virtually at www.virtualshareholdermeeting.com/FSTR2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE